Exhibit 4.25A

BARECON 2017 STANDARD BAREBOAT CHARTER PARTY PART I

1. Place and date 16 July 2024

2.    Owners (Cl. 1)
(i) Name:
Kenzan Kaiun Co., Limited (99%) and Azalea Line, S.A. (1%) both guaranteed by Yano Kaiun Co., Ltd.

(ii) Place of registered office:
1276-1, Ko, Go, Namikata-cho, lmabari City, Ehime Pref, Japan (Kenzan Kaiun Co., Limited) and Paseo del Mar and Pacific Avenues, costa del Este, MMG Tower, 23rd floor, Panama City, Republic of Panama (Azalea Line, S.A.)

(iii) Law of registry:
Japan (Kenzan Kaiun Co., Limited) and Panama
(Azalea Line, S.A.)

3.     Charterers (Cl. 1)
(i)     Name: Nakaza Shipping Company Inc.
guaranteed by Performance Shipping Inc.

(ii)   Place of registered office:
Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960

(iii)   Law of registry:
The Republic of the Marshall Islands

4. Vessel (Cl. 1 and 3) (i) Name: HULL H1515 tbn “P. MASSPORT” (ii) IMO Number: 9997476 (iii) Flag State: Marshall Islands or Liberia (iv) Type: LR2 Tanker	(v) GT/NT: (vi) Summer DWT: (vii) When/where built: Shanghai Waigaoqiao Shipbuilding (viii) Classification Society: IACS classification society in Charterer’s option
5. Date of last special survey by the Vessel’s Classification Society N/A	6. Validity of class certificate (state number of months to apply) (i) Delivery (Cl. 3): N/A (ii) Redelivery (Cl. 10): minimum 3 months
7. Latent Defects (state number of months to apply) (Cl. 1,3) N/A	8. Port or place of delivery (Cl. 3) As per MOA Clause 5
9. Delivery notices (Cl. 4) N/A	10. Time for delivery (Cl. 4) As per MOA Clause 5
11. Cancelling date (Cl. 4,5) 30 April 2026
12.  Port or place of redelivery (Cl.10)
Worldwide range, safely afloat at an accessible safe berth or anchorage at a safe port or place (excluding war risk areas in accordance with the terms of the Vessel’s insurances), in Charterers’ option.

13. Redelivery notices (Cl. 10) Thirty (30) and twenty (20), fifteen (15), seven (7), and three running days’ approximate notices and two (2) running days’ definite notice
14.  Trading limits (Cl. 11)
World Wide trading within institute Warranty Limits (IWL), provided that, Charterers shall be permitted to trade outside of IWL if they pay any applicable premium and/or expenses. North Korea, Russia and any other states or regions sanctioned by UN, USA, EU, UK or Japan shall be excluded. If Charterers call at a

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STANDARD BAREBOAT CHARTER PARTY   PART I
state which results in a breach of sanctions applicable to the Charterers and/or the Vessel then Charterers to undertake to indemnify Owners in accordance with Clause 22 and Clause 51.

15. Bunker fuels, unused oils and greases (optional, state if (a) (actual net price), or (b) (current net market price) to apply) (CI. 9) N/A	16. Charter period (Cl. 2) 8 years from Delivery

17.  Charter hire (state currency and amount) (Cl. 2,10 and 15)
(i)   Charter hire:
A: Fixed part: USD 7,132 per day; plus
B: Floating part: (1M CME SOFR +2.425% Margin) x No of days/360 x Loan Outstanding
Margin as per line 27
Loan Outstanding as per Clause 49

(ii)  Charter hire for optional period: N/A

18. Optional period and notice (Cl. 2) (i) State extension period in months: N/A (ii) State when declarable: N/A
19. Rate of interest payable (Cl. 15(g)) 1 Month CME TERM SOFR plus 2.425 percentage points per annum	20. Owners’ bank details (state beneficiary and bank account) (Cl. 15) The Nishi-Nippon City Bank Ltd. Branch Code: SWIFT Code: USD Account No : Account Name: Beneficiary:

21.  New class and other regulatory requirements (Cl. 13(b))
(i)  State if 13(b)(i) or (ii) to apply: Clause 13(b)(I) to apply
(ii)  Threshold amount (AMT): N/A
(iii)  Vessel’s expected remaining life in years on the Delivery Date: N/A

22. Mortgage(s), if any (state if 16(a) or (b) to apply; if 16(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (CI. 1, 16)
First priority ship mortgage in favor of the Nishi-Nippon City Bank Ltd. Japan

23. Insured Total Loss value (Cl. 17) See Clause 47	24. Insuring party (state if Cl. 17(b) (Charterers to insure) or Cl. 17(c) (Owners to insure) to apply) Clause 17(b) And See Clause 47
25. Performance guarantee (state amount and entity) (Cl. 27) (optional) See Clause 43

26.  Dispute Resolution (state 33(a), 33(b), 33(c) or 33(d); if 33(c) is agreed, state Singapore or English law; if 33(d) is agreed, state governing law and place of arbitration) (Cl. 33)
(a) English law, London arbitration

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STANDARD BAREBOAT CHARTER PARTY   PART I

27.   Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies and if “yes”, complete details below) (optional)
No
(i)    Name of Builders:
(ii)   Hull number:
(iii)  Date of newbuilding contract:
(iv)  Liquidated damages for physical defects or deficiencies (state party):
(v)  Liquidated damages for delay in delivery (state party):

28. Purchase Option (indicate with “yes” or “no” whether PART IV applies) (optional) No, see however Clause 45	29. Bareboat Charter Registry (indicate with “yes” or ‘‘no” whether PART V applies and if “yes”, complete details below) (optional) No (i) Underlying Registry: N/A (ii) Bareboat Charter Registry: N/A

30. Notice to Owners (state full style details for serving notices) (Cl. 34)
Kenzan Kaiun Co., Limited
1276-1, Ko, Go, Namikata-cho, lmabari City,
Ehime pref, Japan
Email:
Attention: Yutaka Yano

Azalea Line, S.A.
Paseo del Mar and Pacific Avenues,costa del
Este, MMG Tower ,23rd floor, Panama
City,Republic of Panama
Email:
Attention: Yutaka Yano

31. Notice to Charterers (state full style details for serving notices) (Cl. 34)
Nakaza Shipping Company Inc.
c/o Unitized Ocean Transport Limited
373 Syngrou Ave. & 2-4 Ymittou str.,
17564, Palaio Faliro, Athens,
Greece
Email:
Attention:    Mr. Andreas Nikolaos
Michalopoulos

It is mutually agreed that this Charter Party shall be performed subject to the conditions contained in this Charter Party which shall include PART I, and PART II and Rider Clauses 39-55. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II and Rider Clauses 39-55 to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter Party if expressly agreed and stated in BOX 27, 28 and 29. If PART III and/or PART IV and/or PART V applies, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but nor further.

Kenzan Kaiun Co., Limited Signature (Owners)	Nakaza Shipping Company Inc. Signature (Charterers)

/s/ Yutaka Yano	/s/ Andreas Nikolaos Michalopoulos
Name: Yutaka Yano	Name: Andreas Nikolaos Michalopoulos
Title: Director	Title: Director

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STANDARD BAREBOAT CHARTER PARTY   PART I
Azalea Line, S.A.
Signature (Owners)

/s/ Yutaka Yano
Name: Yutaka Yano
Title: Director/President
Yano Kaiun Co., Ltd.	Performance Shipping Inc.
Signature (Guarantor)	Signature (Guarantor)

/s/ Yutaka Yano	/s/ Andreas Nikolaos Michalopoulos
Name: Yutaka Yano	Name: Andreas Nikolaos Michalopoulos
Title: Director/Representative Director	Title: Director/Chief Executive Officer

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY

0	1.	Definitions
1
2		In this Charter Party:
3
4		“Banking Day” means a day on which banks are open in the places stated in Boxes 30 and 31, New York,
5		Tokyo, London, Athens, Shanghai and, for payments in US dollars, in New York.
6
7		“Builder” means Shanghai Waigaoqiao Shipbuilding Company Limited, a corporation organized and existing
8		under the laws of the People’s Republic of China, having its registered office at 3001 Zhouhai Road, Pudong
9		New District, Shanghai 200137, the People’s Republic of China
10
11	“Building Contract” means the ship building contract dated 7 March 2023 (as amended by Addendum no.1
12	dated 7 March 2023) made between the Construction Seller and the Sellers as buyer.
13
14	“Charterers” means the party identified in Box 3.
15
16	“Charterers’ Event of Default” has the meaning given to it in Clause 31(a) and a Charterers’ Event of Default
17	is “continuing” if such Charterers’ Event of Default has not been remedied by the Charterers or waived by the
18	Owners.
19
20	‘‘Compulsory Acquisition” has the meaning given to it in Clause 30(b).
21
22	“Construction Seller” means together (i) the Builder and (ii) China Shipbuilding Trading Company Limited, a
23	company incorporated and existing under the laws of the People’s Republic of China, having its registered
24	office at 56(Yi), Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China.
25
26	“Crew” means the Master, officers and ratings and any other personnel employed on board the Vessel.
27
28	“Delivery Date” means the date of delivery of the Vessel by the Owners to the Charterers under this Charter
29	Party.
30
31	“Financial Instrument’’ means the mortgage, deed of covenant or other such financial security instrument as
32	identified in Box 22.
33
34	“Fixed Hire” means the fixed part of the Charter Hire identified in Box 17(i)(A).
35
36	“Flag State” means the flag state in Box 4 or such other flag state to which the Charterers may have re-
37	registered the Vessel with the Owners’ consent during the Charter Period.
38
39	“Guarantees” has the meaning ascribed to it in Clause 43
40
41	“~~Latent Defect” means a defect which could not be discovered on such an examination as a reasonably~~
42	~~careful skilled person would make.~~
43
44	“Margin” means 2.425% per annum.
45
46	“MOA” means the Memorandum of Agreement entered into between the Owners (as buyers) and the
47	Charterers (as sellers) dated 16 July 2024.
48
49	“Mortgagee” means The Nishi-Nippon City Bank Ltd.
50
51	“Outstanding Principal” means at any relevant time the aggregate of the amount of $44,250,000 less the
52	aggregate Fixed Hire which has at any relevant time been received by the Owners in accordance with this
53	Charter Party.

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
54
55		“Owners” means the party identified in Box 2.
56
57		“Parties” means the Owners and the Charterers.
58
59		“Permitted Liens” means:
60
61		(i) any liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and
62		management practice and not being enforced through arrest; or
63
64		(ii) general average and salvage not being enforced through arrest; or
65
66		(iii) liens in favour of suppliers, necessaries and other similar liens arising by operation of law or in the
67		ordinary course of trading, operation, repair or maintenance of the Vessel, such liens not being enforced
68		through arrest and not as a result of failure of payment by the Charterers, their agents or any sub-
69		charterers of the Vessel; or
70
71		(iv) any security interest created by any security documents granted by the Charterers in relation to the
72		Vessel; or
73
74		(v) any liens created by or on the instructions or with the prior consent of the Owners.
75
76		“Purchase Option” has the meaning ascribed to it in Clause 45
77
78		“Owners’ Put Option” has the meaning ascribed to it in Clause 46.
79
80		“QEL” has the meaning ascribed to it in Clause 43
81
82		“Total Loss” means an actual, constructive, compromised, agreed or arranged total loss of the Vessel under
83		the insurances.
84
85		“Variable Hire” means the floating part of the Charter Hire identified in Box 17(i)(B).
86
87		“Vessel” means the vessel described in Box 4 including its equipment, machinery, boilers, fixtures and fittings.
88
89	2.	Charter Period
90
91		The Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in
92		Box 16 (“Charter Period”). The Charter Period shall commence simultaneously with delivery of the Vessel by
93		the Charterers as sellers to the Owners as buyers under the MOA and subject to the terms and conditions of
94		this Charter Party shall end on the date falling eight (8) years from the Delivery Date.
95
96		~~The Charterers shall have the option to extend the Charter Period by the period stated it Box 18(i), at the rate~~
97		~~stated in-Box 17(ii), which option shall be exercised by written notice to the Owners latest as stated in Box~~
98		~~18(ii).~~
99
100		Subject to the terms and conditions herein provided, during the Charter Period the Vessel shall be in the full
101		possession and at the absolute disposal for all purposes of the Charterers and under their complete control
102		in every respect.
103
104	3.	Delivery See Clause 39, 40 and 41
105
106
107		~~(not-applicable when-Part III-applies, as stated in Box 27).~~

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
108
109	~~(a)~~ 	~~The Owners shall deliver the Vessel in a seaworthy cοndition and in every respect ready for service under~~
110		~~this Charter Party and in accordance with the particulars stated in Boxes 4 to 6.~~
111
112		~~If the Charterers have inspected the Vessel prior to delivery, the Vessel shall be delivered by the Owners in~~
113		~~the same condition as at the time of inspection, fair wear and tear excepted.~~
114
115		The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place stated in
116		Box 8 ~~at such readily accessible safe berth or mooring as the Charterers may direct.~~
117
118	~~(b)~~ 	~~The Vessel shall be properly documented on delivery in accordance with the laws and regulations of the Flag~~
119		~~State and the requirements of the classification Society stated in Box 4. TheVessel upon delivery shall have~~
120		~~her survey cycles up to date and class certificates valid and unextended for at least the number of months~~
121		~~stated in Box 6(i) free of any conditions recommendations. If Box 6(i) is not filled in, then six (6) months~~
122		~~shall apply.~~
123
124	(c)	Without prejudice to the Charterer’s rights with respect to any breach by the Owners of (i) this Charter Party
125		or (ii) any laws and/or sanctions, the delivery of the Vessel by the Owners and the taking over of the Vessel
126		by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this
127		Clause, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on
128		account of any conditions, representations or warranties expressed or implied with respect to the Vessel ~~but~~
129		~~the Owners shall be liable for the cost of but not the time for repairs or renewals arising out of Latent Defects~~
130		~~in the Vessel existing at the time of delivery under this Charter Party, provided such Latent Defects manifest~~
131		~~themselves within the number of months after delivery stated in Box 7. If Box 7 is not filled in, then twelve (12)~~
132		~~months shall apply.~~
133
134	4.	Time for Delivery See Clause 39
135
136		~~(not applicable when Part III applies, as stated in Box 27)~~
137
138		~~The Vessel shall not be delivered before the date stated in Box 10 without the Charterers’ consent and the~~
139		~~Owners shall exercise due diligence to deliver the Vessel not later than the date stated in Box 11.~~
140
141		~~The Owners shall keep the Charterers informed of the Vessel’s itinerary for voyage leading up to delivery~~
142		~~and shall serve the Charterers with the number of days approximate/definite notices of the Vessel’s delivery~~
143		~~stated in Box 9. Following the tender of any such notices the Owners shall give or allow to be given to the~~
144		~~Vessel only such further employment orders as are reasonably expected when given to allow delivery to~~
145		~~occur by the date notified.~~
146
147	5.	Cancelling See Clause 39
148
149		~~(not applicable when Part III applies, as stated in Box 27)~~
150
151	~~(a)~~ 	~~Should the Vessel not be delivered by the cancelling date stated in Box 11, the Charterers shall have the~~
152		~~option of cancelling this Charter Ρarty.~~
153
154	~~(b)~~ 	~~If it appears that the Vessel will be delayed beyond the cancelling date; the Owners may, as soon as they are~~
155		~~in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof~~
156		~~to the Charterers asking whether they will exercise their option of cancelling, and the option must then be~~
157		~~declared within three (3) Banking Days of the receipt by the Charterers of such notice. If the Charterers do~~
158		~~not then exercise their option of cancelling the readiness date stated in the Owners’ notice shall be substituted~~
159		~~for the cancelling date stated in Box 11 for the purpose of this Clause 5 (Cancelling)~~
160
161	~~(c)~~ 	~~Cancellation under this Clause 5 (Cancelling) shall be without prejudice to any claim the Charterers may~~

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
162		~~otherwise have-against the Owners under this Charter Party-~~
163
164	6.	Familiarisation
165
166	~~(a)~~ 	~~The Charterers shall have the right to place a maximum of two-(2) representatives board the Vessel at~~
167		~~their sole risk and expense for a reasonable period prior to the delivery of the Vessel.~~
168
169		~~The Charterers and the Charterers’ representatives shall sign the Oweners’ usual letter of indemnity prior to~~
170		~~embarkation:~~
171
172	(b)	The Owners shall have the right to place a maximum of two (2) representatives on board the Vessel at their
173		sole risk and expense ~~for a reasonable period~~ at a convenient port for a maximum of (60) days prior to
174		expected date of redelivery of the Vessel subject to not causing any disruption to the Vessel’s itinerary or
175		operations.
176
177		The Owners and the Owners’ representatives shall sign the Charterers’ usual letter of indemnity prior to
178		embarkation.
179
180	(c)	Such representatives shall be onboard for the purpose of familiarisation and in the capacity of observers only,
181		and they shall not interfere in any respect with the operation of the Vessel and follow the Master’s instructions.
182		The Owners representatives while onboard shall be allowed use of the Vessel’s communication systems while
183		on board but such use shall never interfere with the Vessel’s operation. Charterer shall cooperate with Owners
184		representatives reasonable comments, requests and questions which they may have for familiarisation
185		purpose. Costs for communication to be settled by Owners upon redelivery. This clause shall not apply if the
186		Charterers exercise their Purchase Option as set out in Clause 45 or the Owners exercise their Put Option as
187		set out in Clause 46.
188
189	7.	Surveys on Delivery and Redelivery See Clause 42
190
191	~~(a)~~ 	~~The Owners and Charterers shall each appoint and pay for their respective surveyors for the purpose of~~
192		~~determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder,~~
193		~~The Owners shall bear all the Vessel’s expenses related to the on-hire survey including loss of time, if any.~~
194		~~The Charterers shall bear all the-Vessel’s expenses related to the off-hire survey including loss of time, if any.~~
195
196	~~(b)~~ 	~~Divers inspection on delivery/redeliνery~~
197
198		~~The Charterers shall have the option at delivery and the Owners shall have the option at redelivery, at their~~
199		~~respective time, cost and expenses, tο arrange fοr an underwater inspection by a diver approved by the~~
200		~~Classification Society, in the presence of a Classification Sociely surveyor, to determine the condition of the~~
201		~~rudder, propeller, bottom and other underwater parts of the Vessel~~. Not earlier than 45 days or later than 30
202		days or if not possible then as soon as the Vessel becomes available before re-delivery of the Vessel, the
203		Owners and the Charterers shall jointly agree upon the appointment of a surveyor for the purpose of
204		determining the condition of the Vessel at the time of re-delivery hereunder. The surveyor, whose decision
205		shall be final and binding on both parties, shall report in writing, specifying all items, if any, which have not
206		been properly maintained in accordance with the terms and conditions of the Charter and the work required
207		to correct such deficiencies. The costs of such a surveyor shall be equally shared between the parties. In the
208		event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two
209		surveyors so appointed shall conduct a joint survey of the Vessel. In such an event each party shall pay their
210		own appointed surveyor’s costs. The survey shall be carried out at the point of re-delivery and in Charterers
211		time. Any works required as a result of such survey shall be carried out by Charterers prior to their re-delivery
212		of the Vessel. Charterers shall have the option to pay a compensation based on the surveyors’ assessment
213		to the Owners for any works required instead of performing the required works before redelivery (unless the
214		required works are class affecting). In the event that two surveyors so appointed disagree, the matter shall
215		be referred to arbitration in accordance with Clause 33. This clause shall not apply if the Charterers exercise

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
216		their Purchase Option as set out in Clause 45 or the Owners exercise their Put Option as set out in Clause
217		46.
218
219	~~8.~~ 	~~Ιnventοries~~
220
221		~~A complete inventory of the Vessel’s equipment, οutfit, spare parts and consumable stores on board the~~
222		~~Vessel shall be made by the parties οn delivery and redelivery οf the Vessel.~~
223
224	9.	Bunker fuels, oils and greases
225
226		On redelivery, Owners to pay for all bunkers, fuels and unused lubrication and hydraulic oils and greases in
227		storage tanks and unopened drums in accordance with, either:
228
229		(a) Charterers’ last invoice price paid (not to be older than 6 months); or otherwise.
230
231		(b) if such invoices are not available on account of the Vessel being employed on sub time charter, the sub-
232		time charter prices; or otherwise
233
234		(c) the current market price prevailing at the port of redelivery (or, if unavailable, at the nearest bunkering
235		port).
236
237		~~The Charterers and the Owners, respectively, shall at the time οf delivery and redelivery take over and pay~~
238		~~for all bunker fuels and unused lubricating and hydraulic oils and greases in storage tanks and unopened~~
239		~~drums at:~~
240
241	~~(a)*~~ 	~~The actual price paid (excluding barging expenses) as evidenced by invoices or vouchers.~~
242
243	~~(b)*~~ 	~~The current market price (exduding barging expenses) at the port and date of delivery/redelivery of the Vessel~~
244		~~or, if unavailable, at the nearest bunkring port.~~
245
246		~~*Subclauses(a)and(b)are alternatives; state alternative agreed in Box 15. If Box 15 is not filled in then~~
247		~~subclause(a)shall apply.~~
248
249	10.	Redelivery
250
251		At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers and taken over by
252		the Owners at the port or place stated in Box 12 ~~at such readily accessible safe berth or mooring as the~~
253		~~Οwners Charterers may direct (acting reasonably)~~.
254
255		The Charterers shall keep the Owners informed of the Vessel’s itinerary for the voyage leading up to
256		redelivery and shall serve the Owners with the number of days approximate/definite notices or the Vessel’s
257		redelivery stated in Box 13.
258
259		The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding
260		ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the
261		Vessel within the Charter Period and in accordance with the notices given. Notwithstanding the above, should
262		the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily
263		equivalent to the rate of hire stated in Box 17(i) applicable at the time ~~plus ten (10) per cent~~ or the market
264		rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. Such payment
265		of enhanced hire rate shall be without prejudice to any claims the Owners may have against the Charterers
266		in this respect.
267		All other terms, conditions and provisions of this Charter Party shall continue to apply.
268
269		Subject to the provisions of Clause 13 (Maintenance and Operation), the Vessel shall be redelivered to the

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
270		Owners in the same condition and class as that in which it was delivered, fair wear and tear not affecting
271		class excepted.
272
273		The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid and
274		unextended for at least the number of months agreed in Box 6(ii) free of any conditions or recommendations
275		by the Classification Society or the relevant authorities at the time of redelivery. ~~If Box 6(1) is not filled in,~~
276		~~then six (6) months shall apply.~~
277
278		All plans, drawings and manuals (excluding ISM/ISPS manuals) and maintenance records shall remain on
279		board and accessible to the Owners upon redelivery. Any other technical documentation regarding the Vessel
280		which may be in the Charterers’ possession shall promptly after redelivery be forwarded to the Owners at
281		their expense, if they so request. The Charterers may keep the Vessel’s log books but the Owners shall have
282		the right to make copies of the same.
283
284		This clause shall not apply if the Charterers exercise their Purchase Option in Clause 45 of this Charter Party
285		or the Owners exercise their Put Option in Clause 46 in which event a Protocol of Delivery and Acceptance
286		will be signed.
287
288	11.	Trading Restrictions
289
290		The Vessel shall be employed in lawful trades for the carriage of lawful merchandise within the trading limits
292		stated in Box 14.
293
294		The Charterers undertake not to employ the Vessel or allow the Vessel to be employed otherwise than in
295		conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein)
295		without first obtaining the consent of the insurers to such employment and complying with such requirements
296		as to additional premium or otherwise as the insurers may require. In case insurers’ consent is required,
297		Charterers will notify the Owners in writing, which notification may be by way of copying in the Owners in the
298		Charterers’ relevant notice to the insurers prior to the intended entry into such area, and, upon reasonable
299		request by the Owners, furnishing the Owners with the proof of extension of the insurance coverages
300		practically obtainable within a reasonable period from such request.
301
302
303		The Charterers will not do or permit to be done anything which might cause any breach or infringement of
304		the laws and regulations of the Flag State, or of the places where the Vessel trades.
305
306		Notwithstanding any other provisions contained in this Charter Party it is agreed that nuclear fuels or
307		radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under
308		this Charter Party. This exclusion does not apply to radio-isotopes used or intended to be used for any
309		Industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has
310		been obtained to loading thereof.
311
312	12.	Contracts of Carriage
313
314	(a)	The Charterers ~~are~~shall use reasonable commercial efforts to procure that all documents issued during
315		the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain
316		a paramount clause which shall incorporate the Hague or Hague-Visby Rules unless any other legislation
317		relating to carrier’s liability for cargo is compulsorily applicable in the trade. The documents shall also
318		contain the New Jason Clause and the Both-to-Blame Collision Clause.
319
320	~~(b)~~ 	~~The-Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage~~
321		~~of passengers and their luggage under this Charter Party shall contain a paramount clause which shall~~
322		~~incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by sea, 1974,~~
323		~~and any protocol thereto, unless any other legislation relating to carrier’s liability for passengers and their~~

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
324		~~luggage is cοmpulsorily applicable in the trade.~~
325
326	13.	Maintenance and Operation
327
328	(a)	Maintenance
329
330		During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all
331		purposes of the Charterers and under their complete control in every respect, ~~unless Charter’s Default~~
332		~~occurred~~. The Charterers shall properly maintain the Vessel in a good state of repair, in efficient operating
333		condition and in accordance with good commercial maintenance practice and, at their own expense, maintain
334		the Vessel’s Class with the Classification Society stated in Box 4 and all necessary certificates. The Charterers
335		shall have the option to change the Vessel’s Classification Society to any I ACS classification society but time
336		and cost to be for Charterers’ account.
337
338	(b)	New Class and Other Regulatory Requirements
339
340	~~(i)*~~ 	~~In the event of any structural changes or new equipment becoming necessary for the continued~~
341		~~operation of the Vessel by reason of new class requirements or by compulsory legislation (“Required~~
342		~~Modification”), all such costs shall be for the Charterers’ account.~~
343		In the event of any improvement deemed necessary by the Charterers in connection with the operation
344		of the Vessel, or structural changes or new equipment being necessary for the continued operation of
345		the Vessel by reason of new class requirements or by compulsory legislation, the cost of compliance
346		shall be for the Charterers’ account. Notwithstanding the foregoing, Charterers are allowed to make
347		improvements to the Vessel provided cost of the same to be for Charterers account.
348
349	~~(ii)*~~ 	~~In the event of any structural changes or new equipment becoming necessary for the continued~~
350		~~operation of the Vessel by reason οf a Required Modification, the costs shall be apportioned as follows:~~
351
352		~~(1) if the costs of the Required Modification are less than the amount stated in Box 21(ii), such~~
353		~~costs shall be for the Charterers’ account;~~
354
355		~~(2) if the costs of the Required Modification are greater than the amount stated in Box 21(i), the~~
356		~~Charterers’ portion of costs shall be apportioned using the fοrmula below; all costs other than~~
357		~~the Charterers’ portion of costs shall be for the Owners’ account.~~
358
359		~~ΑMT=agreed amount stated in Box-21(ii)~~
360
361		~~CRM=cost of Required Modification~~
362
363		~~MEL=mοdificatiοn’s expected life in years~~
364
365		~~VEL=the Vessel’s expected remaining life in years stated in Box-21(iii)~~
366
367		~~RPY=remaining charter period in years~~
368
369		~~(i) If the Required Modification is expected to last for the remaining life of the Vessel, then:~~
370
371		~~Charterers’ portion of costs= CRM/VEL x RPY~~
372
373		~~(ii) If the Required Modification is not expected to last for the remaining life of the Vessel, then:~~
374
375		~~Charterers’ portion of costs = CRM/MEL x RPY~~
376
377		~~*Subclauses 13(b)(i) and 13(b)(ii) are alternatives, state alternative agreed in Box 21(i). If Boc 21(i) is nοt~~

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
378		~~filled in, then subclause 13(b)(i) shall-apply.~~
379
380	(c)	Financial Security
381
382		The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required
383		by any government, including federal, state or municipal or other division or authority thereof, to enable the
384		Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous
385		waters of any country, state or municipality in performance of this Charter Party without any delay. This
386		obligation shall apply whether or not such requirements have been lawfully imposed by such government or
387		division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise
388		as may be reasonably necessary to satisfy such requirements at the Charterers’ sole expense and the
389		Charterers shall indemnify the Owners against all direct consequences whatsoever (including loss of time)
390		for any failure or inability to do so.
391
392	(d)	Operation of the Vessel
393
394		The Charterers shall at their own expense crew, victual, navigate, operate, supply, fuel, maintain and repair
395		the Vessel during the Charter Period and they shall be responsible for all costs and expenses whatsoever
396		relating to their use and operation of the Vessel, including any taxes and fees. The Crew shall be the servants
397		of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
398
399	(e)	Information to Owners
400
401		The Charterers shall keep the Owners advised of the ~~intended~~ employment, planned dry-docking and major
402		repairs of the Vessel, as reasonably required by the Owners.
403
404	(f)	Flag and Name of Vessel
405
406		The Owners have no right to change the name or flag of the Vessel during the Charter Period. During the
407		Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display
408		their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners’
409		prior written consent, which shall not be unreasonably withheld or delayed, to change the flag and/or the name
410		of the Vessel during the Charter Period by providing 30 days prior notice to the Owners and such expense
411		shall be for Charterer’s account. In case Charterers do not exercise their Purchase Option as set out in Clause
412		45 or the Owners do not exercise their Put Option as set out in Clause 46, painting and re-painting, instalment
413		and re-instalment, registration and re-registration at re-delivery, if required by the Owners, shall be at the
414		Charterers’ expense and time. Any annual tonnage tax plus Agency fee and tonnage tax arising as a result
415		of a flag change undertaken by the Charterers shall be for the account of the Charterers during the Charter
416		period. Change of flag (including Bareboat flag registration) during charter period to be accepted/agreed by
417		Owners and Charterers which to be Charterers’ Account (which agreement not to be unreasonably withheld
418		or delayed).
419		Any cost and fee for initial registration of title to the Vessel and legal documentation cost for documenting the
420		lease and security to be Charterers’ account; however such cost not to exceed USD15,000.
421
422	(g)	Changes to the Vessel
423
424		~~Subject to subclause 13(b) (New Class and Other Regulatory Requirements), the Charterers shall make no~~
425		~~structural or substantial changes to the Vessel without the Owners’ prior written approval. If the Owners agree~~
426		~~to such changes, the Charterers shall, if the Owners so require, restore the Vessel, prior to redelivery of the~~
427		~~Vessel, to its former condition.~~
428
429		Subclause 13(b) notwithstanding, Charterers are permitted to make improvements to the Vessel provided
430		cost of same to be for Charterers’ account.
431

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
432		Charterers to inform to the Owners any changes or improvement occurred and to provide any documents or
433		certificate for such changes or improvement.
434
435	(h)	Use of the Vessel’s Outfit and Equipment
436
437		The Charterers shall have the use of all outfit, equipment and spare parts on board the Vessel at the time of
438		delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in
439		the same good order and condition as on delivery ~~as per the inventory (see Clause 8 (Inventories)~~, ordinary
440		wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such
441		equipment that ~~become~~ becomes unfit for use. The Charterers shall procure that all repairs to or replacement
442		of any damaged, worn or lost parts or equipment will be effected in such manner (both as regards
443		workmanship and quality of materials, including spare parts) as not to materially diminish the value of the
444		Vessel.
445
446		The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall
447		remove such equipment at the end of the Charter Period if requested by the Owners (acting reasonably). Any
448		hired equipment on board the Vessel at the time of delivery shall be kept and maintained by the Charterers.
449		~~and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in~~
450		~~connection therewith and shall reimburse the Owners for all expenses incurred in cοnnectiοn therewith, also~~
451		~~for any new hired equipment required in order to comply with any regulations.~~
452
453	(i)	Periodical Dry-Docking
454
455		The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may
456		be necessary, but not less than once every sixty (60) calendar months or such other period as may be required
457		by the Classification Society or Flag State.
458
459	14.	Inspection during the Charter Period
460
461		Not more than once in each calendar year during the Charter Period, the Owners shall have the right at ~~any~~
462		~~time~~ after giving reasonable notice to the Charterers (provided that such inspection shall not delay or interfere
463		with the Vessel’s operation and/or trading and/or loading or unloading) to inspect the Vessel or instruct a duly
464		authorised surveyor to carry out such inspection on their behalf to ascertain its condition and satisfy
465		themselves that the Vessel is being properly repaired and maintained or for any other reasonable commercial
466		reason they consider necessary (provided it does not unduly interfere with the commercial operation of the
467		Vessel). The Owners’ representative and the surveyor shell sign the Charterers usual letter of indemnity prior
468		to embarkation.
469
470		The fees for such inspections shall be paid for by the Owners. All time used in respect of inspection shall be
471		for the Charterers’ account and form part of the Charter Period.
472
473		The Charterers shall also permit the Owners to inspect the Vessel’s class records, log books, certificates,
474		maintenance and other records ~~whenever requested and shall whenever required by the Owners~~ when
475		reasonably required upon the Owners’ request and shall furnish ~~them~~ the Owners with full information
476		regarding any casualties or other accidents or damage to the Vessel as may be requested by the Owners.
477
478	15.	Hire
479
480	(a)	The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter Party.
481
482	(b)	The Charterers shall pay to the Owners for the hire of the Vessel ~~a lump sum in the amount~~ the rate stated in
483		Box 17(i) which shall be payable not later than monthly~~every thirty (30) running days~~ in advance, the first lump
484		sum being payable on the Delivery Date and ~~hour of the Vessel’s delivery to the Charterers~~ subsequent sums
485		falling due at consecutive monthly periods on the corresponding calendar day thereafter (each such day the

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
486		“Hire Payment Date”). Hire shall be paid continuously throughout the Charter Period, subject to the terms of
487		this Charter Party. Each payment of Fixed Hire shall be deemed to have been applied on receipt by the
488		Owners towards reducing the Outstanding Principal.
489
490	(c)	Payment of hire shall be made to the Owners’ bank account stated in Box 20.
491
492		All payments of ~~Charter~~: hire and any other payments due under this Charter shall be made without any set-
493		off whatsoever and free and clear of any withholding or deduction for, or on account of, any present or future
494		income, freight, stamp or other taxes, levies, imposts, duties, fees, charges, restrictions or conditions of any
495		nature unless required by law. If the Charterers are required by any authority in any country to make any
496		withholding or deduction from any such payment, the sum due from the Charterers in respect of such payment
497		will be increased to the extent necessary to ensure that, after the making of such withholding or deduction the
498		Owners receive a net sum equal to the amount which it would have received had no such deduction or
499		withholding been required to be made. If tax regulations change during the Charter Period, the Owners shall
500		notify the Charterers as soon as they become aware and will provide reasonable co-operation in order to
501		avoid any additional expenses to Charterers. However, where there is a failure to make punctual payment of
502		hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the
503		Owners shall give the Charterers five (5) Banking Days to rectify the failure, and when so rectified within five
504		(5) Banking Days following the Owners’ notice, the payment shall stand as regular and punctual. Failure by
505		the Charterers to pay hire within five (5) Banking Days of their receiving the Owners’ notice as provided herein,
506		shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter
507		without further notice.
508
509	(d)	If the Charterers fail to make punctual payment of hire due, the Owners shall give the Charterers ~~three~~five
510		(~~3~~5) Banking Days written notice to rectify the failure, and when so rectified within those ~~three~~five (~~3~~5) Banking
511		Days following the Owners’ notice, the payment shall stand as punctual.
512
513		Failure by the Charterers to pay hire due in full within ~~three~~five (~~3~~5) Banking Days of their receiving a written
514		notice from Owners shall entitle the Owners, without prejudice to any other rights or claims the Owners may
515		have against the Charterers, to terminate this Charter Party at any time thereafter, as long as hire remains
516		outstanding.
517
518	(e)	If the Owners choose not to exercise any of the rights afforded to them by this Clause in respect of any
519		particular late payment of hire, or a series of late payments of hire, under the Charter Party, this shall not be
520		construed as a waiver of their right to terminate the Charter Party.
521
522	(f)	Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 19. ~~If~~
523		~~Box 19 has-not been filled in, the one month Interbank offered rate in London (LIBOR or its successor) for the~~
524		~~currency state in Box 17, as quoted on the date when the hire fell due, increased by three(3) per cent, shall~~
525		~~apply.~~
526
527	(g)	Payment of interest due under Subclause 15(g) shall be made within seven (7) running days of the date of
528		the Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next
529		Hire Payment Date.
530
531	(h)	Final payment of hire, if for a period of less than ~~thirty (30)-running-days~~one calendar month, shall be
532		calculated proportionally according to the number of days and hours remaining before redelivery to the
533		Owners or delivery by the Owners to the Charters should Charterers exercise the Purchase Option or Owners
534		exercise the Put Option and advance payment to be effected accordingly.
535
536	(i)	The Charterer may prepay the BBC Hire with at least one (1) month prior written notice to the Owners. Such
537		prepayment (the “Prepayment Amount”) shall be in multiples of USD 1,000,000 (United States Dollars one
538		million). Any such prepayments shall be applied against the Outstanding Charter Hire Principal under this
539		Charter Party and the fixed portion of BBC Hire (as referred as “Fixed Rate” in Box 17 of Part I hereof) shall

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
540		be recalculated (and reduced pro rata over the remaining BBC Period) with effect from the next month. The
541		amounts of the Purchase Option Prices, Owners Put Option prices and Minimum Insured Value shall be
542		correspondingly recalculated (and reduced) according to the Outstanding Charter Hire Principal after
543		application of such Prepayment Amount. Each such prepayment of the Charter Hire shall be permitted only if
544		the Owner/Mortgagee and the Charterer shall mutually agree to the amount of the remaining Charter Hire,
545		Purchase Option Price, Owners Put Option Price and Minimum Insured Value so recalculated.
546
547	(j)	Any moneys required under this Agreement to be paid by the Charterers to the Owners or any of them shall
548		be validly paid, if paid to the Owners’ bank account stated in Box 20, and by such payment to the Owners’
549		bank account stated in Box 20 any payor shall be validly released from its obligation to make such payment.
550
551	16.	Mortgage
552
553		(only to apply if Box 22 has been appropriately filled in)
554
555	~~(a)*~~ 	~~The Owners warrant that they have not effected any mοrtgage(s) of the Vessel and that they shall not effect~~
556		~~any mortgage (s) without the prior consent of the charterers, whiεh shall not be unreasonably withheld.~~
557
558	(b)*	Subject to the provisions of any quiet enjoyment letter (including, for the avoidance of doubt, the QEL), the
559		Vessel chartered under this Charter Party is financed by a mortgage according to the Financial Instrument.
560		The Charterers undertake upon the written request of the Owners to ~~comply, and~~ provide such customary
561		information and documents relating to the Vessel and/or the Charterers as may be reasonably required to
562		enable the Owners to comply with all such instructions or directions in regard to the employment, insurances,
563		operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument (which Owners
564		warrant are always in conformity with, and shall not impose any additional obligations on Charterers, with
565		regards to employment, insurance, operation, repairs and maintenance provisions of this Charter Party) or
566		as may be directed from time to time during the currency of the Charter Party by the mortgagee(s) in
567		conformity with the Financial Instrument, including the display or posting of such notices as the Mortgagees
568		may require. ~~The Charterers cοnfirm that, for this purpose~~, ~~they have acquainted themselves with all relevant~~
569		~~terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any~~
570		~~form that may be required by the mοrtgagee(s).~~ The Financial instrument shall secure an amount of up to the
571		Outstanding Principal and shall be enforceable by the Mortgagee only if there has occurred and is continuing
572		a Charterers’ Event of Default under this Charter Party. The Owners warrant that they have not effected any
573		mortgage(s) other than stated in Box 22 and that they shall not agree to any amendment of the mortgage(s)
574		referred to in Box 22 or effect any other mortgage(s) without the prior consent of the Charterers, which shall
575		not be unreasonably withheld.
576
577		*(Optional, Subclauses 16(a) and 16(b) are alternatives; indicate alternative agreed in Box 22)
578
579	17.	Insurance See also Clause 47
580
581
582	(a)	General
583		~~(i) The value of the Vessel for hull and machinery (including increased value) and war risks insurance is the~~
584		~~sum stated in Box 23, or such other sum as the parties may from time to time agree in writing. The party~~
585		~~insuring the Vessel shall do so on such terms and conditions and with such insurers as the other party shall~~
586		~~approve in writing, which approve shall not be unreasonably withheld, and shall name the other party as co~~
587		~~assured.~~
588
589		(ii) [Notwithstanding that the ~~pP~~arties are co assured], these insurance provisions shall neither exclude nor
590		discharge liability between the Owners and the Charterers under this Charter Party, but are intended to secure
591		payment of the loss insurance proceeds as a first resort to make good the Owners’ loss. If such payment is
592		made to the Owners it shall be treated as satisfaction (but not exclusion or discharge) of the Charterers’
593		liability towards the Owners. For the avoidance of doubt, such payment is no bar to a claim by the Owners

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
594		and/or their insurers against the Charterers to seek indemnity by way of subrogation.
595
596		(iii) Nothing herein shall prejudice any right of recovery of the Owners or the Charterers (or their insurers)
597		against third parties.
598
599	(b)*	Charterers to Insure
600
601		(i) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull
602		and machinery, war, and protection and indemnity risks (and any risks against which it is compulsory to insure
603		for the operation of the Vessel, including maintaining financial security in accordance with subclause 13(c)
604		(Financial Security)).
605
606		(ii) Such insurances shall be arranged by the Charterers to protect the interests of the Owners and the
607		Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such
608		insurances the interests of any ~~managers~~ manager they may appoint.
609
610		(iii) The Charterers shall upon the written request of the Owners, provide information and ~~promptly~~ execute
611		such customary documents as may be reasonably required to enable the Owners to comply with the insurance
612		provisions of the Financial instrument, provided that such documents are not prejudicial to the Charterers’
613		interests.
614
615	~~(c)*~~ 	~~Owners to Insure~~
616
617		~~(i) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~
618		~~machinery and war risks. The Charterers shall progress claims for recovery against any third parties for the~~
619		~~benefit of the Owners’ and the Charterers’ respective interests.~~
620
621		~~(ii) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against~~
622		~~Protection and Indemnity risk (and any risks against which it is compulsory to insure fer the operation of the~~
623		~~Vessel, including maintaining financial security in accordance with subclause 13(c) (Financial Security)).~~
624
625		~~(iii) In the event that any act or-negligence of the Charterers prejudices any of the insurances herein provided,~~
626		~~the Charterers shall pay to the Owners all losses and indemnity the Οwners against all claims and demands~~
627		~~which would otherwise have been covered-by such insurances.~~
628
629		~~*Subclauses 17(b) and 17(c) are alternatives, state alternative agreed in Box 24. If Box 24 is not filled in, then~~
630		~~subclause 17(b) (Charterers to insure) shall apply.~~
631
632	~~18.~~ 	~~Repairs~~
633
634	~~(a)~~ 	~~Subject to the provisiοns of any Financial Instrument, and the approval of the Owners, the Charterers shall~~
635		~~effect all insured repairs, and undertake settlement of all miscellaneous expenses in connection with such~~
636		~~repairs as well as all insured charges, expenses and liabilities.~~
637
638		~~To the extent of coverage under the insurances provided for under the provisions of subclause 17(c) (Owners~~
639		~~to Insure), the Charterers shall be reimbursed under the Owners’ insurances for such expenditures upon~~
640		~~presentation of accounts.~~
641
642	~~(b)~~ 	~~The Charterers shall remain responsible for and effect repairs and settlement of costs and expenses incurred~~
643		~~thereby in respect of repairs not covered by the insurances and/or not exceeding any deductibles-provided for~~
644		~~in the insurances.~~
645
646	~~(c)~~ 	~~All time used for repairs under the provisions of subclauses 18(a) and 18(b) and for repairs οf Latent Defects~~
647		~~according to Clauses 3 (Delivery) above, including any deviation, shall be for the Charterer’s account and shall~~

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
648		~~form part οf the Charter Period.~~
649
650	19.	Total loss
651
652	(a)	The Charterers shall be liable to the Owners by way of damages if the Vessel becomes a Total Loss. ~~Subject~~
653		~~to the provisions of any Financial Instrument~~, if the Vessel becomes a Total Loss, all insurance payments for
654		such loss shall be paid in accordance with Clause 47 to the Owners (or the Mortgagees as assignees thereof)
655		who shall distribute the monies between the Owners (or the Mortgagees as assignees thereof) and the
656		Charterers in accordance with Clause 47~~accοrding to their respective interests,~~ which (distribution) shall
657		satisfy and discharge the Charterers’ liability to the Owners under the terms hereof. The Charterers undertake
658		to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is
659		likely to become a Total Loss.
660
661	(b)	Notwithstanding any other clause herein, it is recognised that the Charterers have a continuing obligation to
662		protect and preserve the Vessel as an asset of the Owners. The Charterers shall have a continuing duty after
663		the termination of the Charter Party to preserve and present claims on behalf of Owners and Charterers and/or
664		any subrogated insurers against any third party held responsible for the Total Loss during the Charter Period
665		and account for any recovery achieved.
666
667	(c)	The Owners or the Charterers, as the case may be, shall upon the request of the other ~~p~~Party (acting
668		reasonably), promptly execute such documents as may be required to enable the other ~~p~~Party to abandon
669		the Vessel to the insurers and claim a constructive total loss.
670
671	20.	Lien
672
673		The Owners shall have a lien upon all cargoes, hires and freights (including deadfreight and demurrage)
674		belonging or due to the Charterers or any sub-charterers, or to the extent permitted bylaw or equity, for any
675		amounts due under this Charter Party and the Charterers shall have a lien on the Vessel for all monies paid
676		in advance and not earned. The Owners and the Charterers shall provide the amount of any such lien upon
677		the other ~~p~~Party’s reasonable request, provided that such request shall not be made by either ~~p~~Party more
678		than twice in any calendar year during the Charter Period
679
680	21.	Non-Lien
681
682		The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their
683		agents, which might have priority over the title and interest of Owners in the Vessel (other than any Permitted
684		Liens).
685
686	22.	Indemnity
687
688	(a)	The Charterers shall indemnify the Owners against any direct and proven loss, damage or expense arising
689		out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature
690		arising cut of an event occurring during the Charter Period (other than a Permitted Lien). This shall include
691		indemnity for any direct and proven loss, damage or expense arising out of or in relation to any international
692		convention which may impose liability upon the Owners or sanctions implemented by the United Nations,
693		European Union, United States of America or United Kingdom or Japan.
694
695	(b)	Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all
696		direct and proven consequences or liabilities arising from the Master, officers or agents signing bills of lading
697		or other documents.
698
699	(c)	If the Vessel is arrested or otherwise detained for any reason whatsoever other than those covered in
700		subclause (d), the Charterers shall at their own expense take all reasonable steps to secure that within a
701		reasonable time the Vessel is released, including the provision of bail.

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
702
703	(d)	If the Vessel is arrested or otherwise detained by reason of a claim or claims against the Owners and/or any
704		other company or other entity which belongs to the same group of companies of which the Owners are part,
705		or which is otherwise associated or related to, or affiliated with, the Owners, the Owners shall at their own
706		expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including
707		the provision of bail. If within a 45 days period after such arrest or detainment, the Vessel is not so released,
708		the Charterers may, at their option but without obligation to do so, take all necessary steps to obtain such
709		release, and all expenses of the Charterers in connection therewith shall be reimbursed by the Owners on
710		demand, and the Owners shall take reasonable steps to minimise any costs to the Charterer arising out of
711		any such arrest.
712
713		In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense
714		incurred by the Charterers (including hire paid under this Charter Party) as a direct consequence of such
715		arrest or detention.
716
717	(e)	The indemnities of the Charterers under this Clause 22 shall not extend to events occurring after the end of
718		Charter Period, but as to any event occurring before the end of the Charter Period shall continue in full force
719		and effect notwithstanding the termination of the chartering of the Vessel under this Charter Party for any
720		reason until four (4) years from the early termination of this Charter or the end of the Charter Period or the
721		sale of the Vessel by the Owners to any person, provided that if, prior to the expiry of the aforesaid period of
722		four (4) years, any event or dispute arises in respect of which the Owners are to be indemnified under this
723		Clause 22, the indemnities of the Charterers under this Clause 22 shall continue in full force and effect until
724		the Owners have been fully indemnified in accordance with this Clause 22.
725
726	(f)	The Owners will notify the Charterers as soon as they become aware of any claim against the Owners which
727		may give rise to indemnification under this Clause 22. The Owners will not settle any claims or discharge any
728		court judgments in respect of any claim unless it has first negotiated with the Charterers in good faith for a
729		reasonable period of time, provided that the Owners may settle any claim or discharge any court judgment if
730		failure so to do would give rise to substantial losses or damages for, or reputational damage to, the Owners.
731
732	(g)	The Owners will not, and the Charterers will, be responsible for the conduct of any claim or potential claim that
733		may give rise to an indemnity liability of the Charterers under this Clause 22 and the Charterers may be entitled
734		(at their own cost end expense) to take such actions as they may reasonably deem fit to defend or avoid
735		liability under any such claim or take action against any third party in respect of liability under any such claim.
736
737	(h)	The Charterer to undertake to the Owner and the Owner’s Financiers to protect, cover, compensate for any
738		claim, damage and loss caused by oil pollution and any cargo claim (clean or dirty).
739
740	23.	Salvage
741
742		All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing
743		damage occasioned thereby shall be borne by the Charterers.
744
745	24.	Wreck Removal
746
747		If the Vessel becomes a wreck, or any part of the Vessel is lost or abandoned, and is an obstruction to
748		navigation or poses a hazard and has to be raised, removed, destroyed, marked or lit by order of any lawful
749		authority having jurisdiction over the area or as a result of any applicable law, the Charterers shall be liable
750		for any and all direct and documented expenses in connection with raising, removal, destruction, lighting or
751		making of the Vessel and shall indemnify the Owners against any direct and proven sums whatsoever, which
752		the Owners become liable to pay as a consequence.
753
754	25.	General Average
755

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
756		The Owners shall not contribute to General Average.
757
758	26.	Assignment, Novation, Sub-Charter and Sale See also Clauses 43 and 44
759
760	(a)	The Charterers shall not assign or novate this Charter Party nor sub-charter the Vessel on a bareboat basis
761		except with the prior consent in writing of the Owners, which shall not be unreasonably withheld or delayed,
762		and subject to such terms and conditions as the Owners shall approve.
763
764	(b)	See also Clauses 43 and 44 ~~The Owners shall not sell the Vessel during the currency of this Charter Party~~
765		~~except with the prior written consent of the Charterers which shall not be unreasonably withheld, and subject~~
766		~~to the buyer accepting a novation of this Charter Party.~~
767
768	~~(c)~~ 	~~The Owners shall be entitled to assign their rights under this Charter Party.~~
769
770	27.	Performance Guarantee See Clause 43
771
772		~~(Optional, to apply only if Box 25 filled in)~~
773
774		~~The Charterers undertake to furnish before delivery of the Vessel, a guarantee or bond in the amount of and~~
775		~~from the entity stated in Box 25 in a form acceptable to the Owners as guarantee for full performance of their~~
776		~~obligations under this Charter Party,~~
777
778	28.	Anti-Corruption
779
780	(a)	The ~~p~~Parties agree that in connection with the performance of this Charter ~~p~~Party they shall each:
781
782		(i) comply at all times with all applicable anti-corruption legislation end have procedures in place that are, to
783		the best of its knowledge and belief, designed to prevent the commission of any offence under such legislation
784		by any member of its organisation and/or by any person providing services for it or on its behalf; and
785
786		(ii) make and keep books, records, and accounts which in reasonable detail accurately and fairly reflect the
787		transactions in connection with this Charter Party.
788
789	(b)	If either ~~p~~Party fails to comply with any applicable anti-corruption legislation, it shall defend and indemnify the
790		other ~~p~~Party against any fine, penalty, liability, loss or damage and for any related costs (including, without
791		limitation, court costs and legal fees) arising from such breach.
792
793	(c)	Without prejudice to any of Its other rights under this Charter ~~p~~Party, either ~~p~~Party may terminate this Charter
794		~~p~~Party without incurring any liability to the other ~~p~~Party if:
795
796		(i) at any time the other ~~p~~Party or any member of its organisation has committed a breach of any applicable
797		anti-corruption legislation in connection with this Charter ~~p~~Party; and
798
799		(ii) such breach causes the non breaching ~~p~~Party to be in breach of any applicable anti-corruption legislation.
800
801		Any such right to terminate must be exercised without undue delay.
802
803	(d)	Each ~~p~~Party represents and warrants that in connection with the negotiation of this Charter Party neither it
804		nor any member of its organisation has committed any breach of applicable anti-corruption legislation. Breach
805		of this subclause (d) shall entitle the other ~~p~~Party to terminate the Charter Party without incurring any liability
806		to the other.
807
808	29.	Sanctions and Designated Entitles
809

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
810	(a)	The provisions of this clause shall apply in relation to any applicable sanction, prohibition or restriction
811		imposed on any specified persons, entitles or bodies including the designation of specified vessels or fleets
812		and Owners or Charterers under United Nations Resolutions or trade or economic applicable sanctions, laws
813		or regulations of the European Union or the United States of America or the United Kingdom or Japan.
814
815	(b)	The Owners and Charterers respectively warrant for themselves (and in respect of any sub-charterer or
816		manager which belongs to the same group of companies of which the Charterers are part, the Charterers
817		hereby undertake to fake necessary steps to ensure) ~~(and in the case of any sub charter, the Charterers~~
818		~~further warrant in respect of any sub charteιers, shippers receivers, or cargo interests)~~ that at the date of this
819		fixture and throughout the duration of this Charter Party they are not subject to any of the sanctions,
820		prohibitions, restrictions or designation referred to in subclause (a) which prohibit or render unlawful any
821		performance under this Charter Party. ~~The Owners further warrant that the Vessels not a designated vessel.~~
822
823	(c)	If at any time during the performance of this Charter ~~p~~Party either Party becomes aware that the other Party
824		is in breach of warranty in this Clause, the ~~p~~Party not in breach shall comply with the laws and regulations of
825		any Government to which that ~~p~~Party or the Vessel is subject, and follow any orders or directions which may
826		be given by any body acting with powers to compel compliance, including where applicable the Owners’ Flag
827		State. In the absence of any such orders, directions, law or regulations, the ~~p~~Party not in breach may, in its
828		option, terminate the Charter Party forthwith in accordance with Clause 31 (Termination). However, in the
829		event that a sub-charterer managing or other parties who have any contractual relationships with the
830		Charterers in respect of the Vessel are subject to sanctions, prohibitions, restrictions or designation referred
831		to in subclause (a), Owners may not terminate the Charter Party before giving Charterers a reasonable period
832		to take necessary measures to remedy such breach and to ensure such a breach does not continue.
833
834	(d)	If, in compliance with the provisions of this Clause, anything is done or is not done, such shall not be deemed
835		a deviation but shall be considered sue fulfilment of this Charter Party.
836
837	(e)	Notwithstanding anything in this Clause to the contrary, the Owners or the Charterers shall not be required to
838		do anything which constitutes a violation of the laws and regulations of any state to which either of them is
839		subject.
840
841	(f)	The Owners or the Charterers shall be liable to indemnify the other ~~p~~Party against any and all direct and
842		proven claims, losses, damage, costs and fines whatsoever suffered by the other ~~p~~Party resulting from any
843		breach of warranty in this Clause. If such calling constitutes a breach of sanctions, then Charterers to
844		undertake to indemnify Owners against all direct and proven loss and costs sustained as a result of such
845		violation. Charterers shall indemnify the Owners and hold the Owners harmless in respect of any direct and
846		proven liability, loss, damage or expenses of whatsoever nature which the Owners may sustain resulting from
847		the operation of the Vessel (including but not limited to hereunder those arising from Vessel entering/operating
848		in war area or warlike area).
849
850	30.	Requisition /Acquisition
851
852	(a)	In the event of the requisition for hire of the Vessel by any governmental or other competent authority at any
853		time during the Charter Period, this Charter Party shall not be deemed to be frustrated or otherwise terminated.
854		The Charterers shall continue to pay hire according to the Charter Party until the time when the Charter Party
855		would have expired or terminated pursuant to any of the provisions hereof. However, if any requisition hire or
856		compensation is received by the Owners for the remainder of the Charter Period or the period of the requisition,
857		whichever is shorter, it shall be payable by the Owners to the Charterers.
858
859	(b)	In the event of the Owners being deprived of their ownership in the Vessel by any compulsory acquisition of
860		the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as
861		“Compulsory Acquisition”), then, irrespective of the date during the Charter Period when Compulsory
862		Acquisition may occur, this Charter Party shall be deemed terminated as of the date of such Compulsory
863		Acquisition. In such event hire to be considered as earned and to be paid up to the date and time of such

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
864		Compulsory Acquisition. The Owners shall be entitled to any compensation received for such Compulsory
865		Acquisition, which shall be applied towards reducing the Outstanding Principal.
866
867	31.	Termination
868
869	(a)	Charterers’ Default
870
871		The Owners shall be entitled to terminate this Charter Party by written notice to the Charterers and to claim
872		damages including, but not limited to, for the loss of the ~~reminder~~ remainder of the Charter Party under the
873		following circumstances, each of which shall be a “Charterers’ Event of Default” for the purposes of this
874		Charter Party~~and to claim damages including, but not limited to, for the loss of the reminder remainder of-the~~
875		~~Charter Party~~.
876
877		(i) Non-payment of hire (see Clause15 (Hire)), subject to all applicable grace periods.
878
879		(ii) Charterers’ failure to comply with the requirements of:
880
881		(1) Clause 11 (Trading Restrictions); or
882
883		(2) Subclause 17(b) (Charterers to insure)
884
885		and, if capable of remedy, such requirement is not remedied within 30 days of the earlier of the date on which
886		(A) the Charterers became aware of the failure to comply and (B) the Charterers’ received the Owners’ written
887		notification do to so.
888
889		(iii) The Charterers do not rectify any failure to comply with the requirements of subclause 13(a) (Maintenance)
890		as soon as practically possible after the Owners have notified them to do so, unless~~and in any event so that~~
891		the Vessel’s insurance cover is not prejudiced by such failure.
892
893		(iv) If the Charterers are in breach of any material provisions of this Charter Party other than those referred
894		to in Clause 31 (a)(i), (ii) and (iii) above, and if capable of remedy, such breach is not rectified by the Charterers
895		within 30 days of the earlier of the date on which (A) the Charterers became aware of the failure to comply
896		and (B) the Charterers’ received the Owners’ written notification do to so.
897
898	(b)	Owners’ Default
899
900		The Charterers shall be entitled to terminate this Charter Party with immediate effect by written notice to the
901		Owners and to claim damages including, but not limited to, for the loss of the remainder of the Charter Party:
902
903		(i) If the Owners shall by any act or omission be in breach of their obligations under this Charter Party to the
904		extent that the Charterers are deprived of the use, operation, possession or enjoyment of the Vessel and such
905		breach continues for a period of ~~fourteen~~thirty (~~14~~30) running days after written notice thereof has been given
906		by the Charterers to the Owners; or
907
908		~~(ii) if the Owners fail to arrange or maintain the insurances in accordance with subclause 17(e) (owners to~~
909		~~Insure).~~
910
911	(c)	Loss of Vessel
912
913		This Charter Party shall be deemed to be terminated, without prejudice to any accrued rights or obligations,
914		if the Vessel becomes lost either when it has become an actual total loss or agreement has been reached
915		with the Vessel’s underwriters in respect of its constructive total loss or ~~if such agreement with the Vessel’s~~
916		~~underwriters is net reached~~ it is adjudged by a competent tribunal that a constructive loss of the Vessel has
917		occurred, or has been declared missing. The date upon which the Vessel is to be treated as declared missing

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
918		shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the
919		Vessel’s underwriters, whichever occurs first.
920
921	(d)	Bankruptcy
922
923		Either ~~p~~Parties shall be entitled to terminate this Charter Party with immediate effect by written notice to the
924		other ~~p~~Parties if that other ~~p~~Parties has a petition presented for its winding up or administration or any other
925		action is taken with a view to its winding up (otherwise than for the purpose of solvent reconstruction or
926		amalgamation), or becomes bankrupt or commits an act of bankruptcy, or makes any arrangement or
927		composition for the benefit or creditors, or has a receiver or manager or administrative receiver or
928		administrator or liquidator appointed in respect of any of its assets, or suspends payments, or anything
929		analogous to any of the foregoing under the law of any jurisdiction happens to it, or ceases or threatens to
930		cease to carry on business.
931
932	(e)	The termination of this Charter Party shall be without prejudice to all rights accrued due between the Parties
933		prior to the date of termination and to any claim that ~~p~~Party might have.
934
935	32.	Repossession
936
937		in the event of the early termination of this Charter Party in accordance with the applicable provisions of this
938		Charter Party, the Owners shall have the right to repossess the Vessel from the Charterers at its current or
939		next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers,
940		courts or local authorities. Pending physical repossession of the Vessel, the Charterers shall hold the Vessel
941		as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board
942		the deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the
943		Owners representative. All arrangements and expenses relating to the settling of wages, disembarkation and
944		repatriation of the Crew shall be the sole responsibility of the Charterers.
945
946	33.	BIMCO Dispute Resolution Clause 2017
947
948	(a)*	This Charter Party shall be governed by and construed in accordance with English law and any dispute arising
949		out of or in connection with this Charter Party shall be referred to arbitration in London in accordance with
950		the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to
951		give effect to the provisions of this Clause.
952
953		The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
954		Terms current at the time when the arbitration proceedings are commenced.
955
956		The reference shall be to three arbitrators. A ~~p~~Party wishing to refer a dispute to arbitration shall appoint its
957		arbitrator and send notice of such appointment in writing to the other ~~p~~Party requiring the other ~~p~~Party to
958		appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its
959		arbitrator as sole arbitrator unless the other ~~p~~Party appoints its own arbitrator and gives notice that it has done
960		so within the fourteen (14) days specified. If the other ~~p~~Party does not appoint its own arbitrator and give
961		notice that it has done so within the fourteen (14) days specified, the ~~p~~Party referring a dispute to arbitration
962		may, without the requirement of any further prior notice to the other ~~p~~Party, appoint its arbitrator as sole
963		arbitrator and shall advise the other ~~p~~Party accordingly. The award of the sole arbitrator shall be binding on
964		both ~~p~~Parties as if he had been appointed by agreement.
965
966		Nothing herein shall prevent the ~~p~~Parties agreeing in writing to vary these provisions to provide for the
967		appointment of a sole arbitrator.
968
969		In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum
970		as the ~~p~~Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims
971		Procedure current at the time when the arbitration proceedings are commenced.

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
972
973		In cases where the claim or any counterclaim exceeds the sum agreed for the LMAA Small Claims Procedure
974		and neither the claim nor any counterclaim exceeds the sum of USD 400,000 (or such other sum as the
975		parties may agree) the arbitration shall be conducted in accordance with the LMAA Intermediate Claims
976		Procedure current at the time when the arbitration proceedings are commenced.
977
978	~~(b)*~~ 	~~This Charter Party shall be governed by U.S. maritime law or if this Charter Party is not maritime contract~~
979		~~under U.S. law, by the laws of the state of New York. Any dispute arising out of or in connection with this~~
980		~~Charter Party shall be referred tο three (3) persons at New York, one to be appointed by each of the parties~~
981		~~hereto, and the third by the two so chosen. The decision of the arbitrators or any two of them shall be final,~~
982		~~and for the purposes of enforcing any award judgment may be entered on an award by any court of~~
983		~~competent jurisdiction The proceedings shall be conducted in accordance with the SMA Rules current as of~~
984		~~the date of this Charter Party.~~
985
986		~~In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum~~
987		~~as the parties may agree) the arbitration shall be conducted in accordance with the SMA Rules for Shortened~~
988		~~Arbitration Procedure current as of the date of this Charter Party.~~
989
990	~~(c)*~~ 	~~This Charter Party shall be governed by and construed in accordance with Singapore**/English** law.~~
991
992		~~Any dispute arising out of or in connection with this Charter Party, including any question regarding its~~
993		~~existence validity or termination shall be referred to and finally resolved by arbitration in Singapore in~~
994		~~accordance with the Singapore International Arbitration Act (Chapter 143A) and any statutory modification or~~
995		~~re enactment thereof save to the extent necessary to give effect to the provisions of this Clause.~~
996
997		~~The arbitration shall be conducted in accordance with the Singapore International Arbitration Act (Chapter 143A) and any statutory modification or~~
998		~~Maritime Arbitration (SCMA) current at the time when the arbitration proceedings are commenced.~~
999
1000		~~The reference to arbitration of disputes under this Clause shall be to three arbitrators. A party wishing to refer~~
1001		~~a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other~~
1002		~~party requiring the other party to appoint its own arbitrator and give notice that it has done so within fourteen~~
1003		~~(14) calendar days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the~~
1004		~~other party appoints Its own arbitrator and gives notice that it has done so within the fourteen (14) days~~
1005		~~spesifιed. lf the other party does not give notice that it has done sο within the fourteen (14) days specified,~~
1006		~~the party referring a dispute to arbitration may, without the requirement of any further priοr notice to the other~~
1007		~~party, appoint its arbitrator as sole arbitrator and shall advise the other party accοrdingly. The award of a sole~~
1008		~~arbitrator shall be binding on both parties as if he had been appointed by agreement.~~
1009
1010		~~Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the~~
1011		~~appointment of a sole arbitrator.~~
1012
1013		~~In cases where neither the claim nor any counterclaim exceeds the sum of USD 150,000 (or such other sum~~
1014		~~as the parties may agree) the arbitration shall be conducted before a single arbitrator in accordance with the~~
1015		~~SCMA Small Claims Procedure current at the time when the arbitration proceedings are commenced.~~
1016
1017		~~**Delete whichever does not apply. If neither or bοth are deleted, then English law shall apply by default.~~
1018
1019	~~(d)*~~ 	~~This Charter Party shall by and construed in accordance with the laws of the place mutually~~
1020		~~agreed by the Parties and any dispute arising out of or in connection with this Charter Party shall be referred~~
1021		~~to arbitration at a mutually agreed place, subject to the procedures applicable these.~~
1022
1023	(e)	The ~~p~~Parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in
1024		connection with this Charter Party. In the case of any dispute in respect of which arbitration has been
1025		commenced under subclause ~~(a), (c) or (d)~~, the following shall apply.

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
1026
1027		(i) Either ~~p~~Party may at any time and from time to time elect to refer the dispute or part of the dispute to
1028		meditation by service on the other ~~p~~Party of a written notice (the “Mediation Notice”) calling on the other
1029		~~p~~Party to agree to mediation.
1030
1031		(ii) The other ~~p~~Party shall thereupon within fourteen (14) calendar days of receipt of the Mediation Notice
1032		confirm that they agree to mediation, in which case the ~~p~~Parties shall thereafter agree a mediator within a
1033		further fourteen (14) calendar days, falling which on the application of either party a mediator will be
1034		appointed promptly by the Arbitration Tribunal (” the Tribunal”) or such person as the Tribunal may designate
1035		for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and
1036		on such terms as the ~~p~~Parties may agree or, in the event of disagreement, as may be set by the mediator.
1037
1038		(iii) If the other ~~p~~Party does not agree to mediate, that fact may be brought to the attention of the Tribunal and
1039		may be taken into account by the Tribunal when allocating the costs of the arbitration as between the ~~p~~Parties.
1040
1041		(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers
1042		necessary to protect its interest.
1043
1044		(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall
1045		continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account
1046		when setting the timetable for steps in the arbitration.
1047
1048		(vi) Unless otherwise agreed or specified in the mediation terms, each ~~p~~Party shall bear its own costs incurred
1049		in the mediation and the parties shall share equally the mediator’s costs and expenses.
1050
1051		(vii) The mediation process shall be without prejudice and confidential and no information or documents
1052		disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the
1053		law and procedure governing the arbitration.
1054
1055		(Note: The ~~p~~Parties should be aware that the mediation process may not necessarily Interrupt time limits.)
1056
1057		*Subclauses (a), (b), (c) and (d) are alternatives; indicate alternative agreed in Box 26.
1058
1059		~~If Box 26 in Ρart I is not appropriately filled in, subclause (a) of this Clause shall apply Subclause (e) shall~~
1060		~~apply in all cases except for alternative (b)~~
1061
1062	34.	Notice
1063
1064		AlI notices, requests and other communications required or permitted by any clause of this Charter Party
1065		shall be given in writing and shall be sufficiently given or transmitted if delivered by hand, email, express
1066		courier service or registered mail and addressed if to the Owners as stated in Box 30 or such other address
1067		or email address as the Owners may hereafter designate in writing, and if to the Charterers as stated in Box
1068		31 or such other address or email address as the Charterers may hereafter designate in writing. Any such
1069		communication shall be deemed to have been given on the date of actual receipt by the ~~p~~Party to which it is
1070		addressed.
1071		Any notice or other communication sent to the Charterers by Kenzan Kaiun Co., Limited or Azalea Line, S.A.
1072		shall be deemed as having been sent by both Kenzan Kaiun Co., Limited end Azalea Line, S.A. Any notice or
1073		other communication sent by the Charterers to Kenzan Kaiun Co., Limited or Azalea Line, S.A. shall be
1074		deemed as having been sent to both Kenzan Kaiun Co., Limited and Azalea Line, S.A.
1075
1076
1077	35.	Partial Validity
1078
1079		If by reason of any enactment or judgment any provision of this Charter Party shall be deemed or held to be

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PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
1080		illegal, void or unenforceable in whole or in part, all other provisions of this Charter Party shall be unaffected
1081		thereby and shall remain in full force and effect.
1082
1083	36.	Entire Agreement
1084
1085		This Charter Party is the entire agreement of the parties, which supersedes all previsions written or oral
1086		understandings and which may not be modified except by a written amendment signed by both parties.
1087
1088	37.	Headings
1089
1090		The headings of this Charter Party are for identification only and shall not be deemed to be part hereof or be
1091		taken into consideration in the interpretation or construction of this Charter Party.
1092
1093	38.	Singular/Plural
1094
1095		The singular includes the plural and vice versa as the context admits or requires.

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PART III
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(OPTINAL, only applicable if 27 has been completed)
1096	1.	~~Specifications and Building Contract~~
1097
1098	~~(a)~~ 	~~The Vessel shall be constructed in accordance with the building contract between the Builders and the Owners~~
1099		~~including the specifications and plans incοrporated thereln (“Building Contract”). Τhe Owners shall provide~~
1100		~~the Charterers with a copy of the Building Contract to the extent relevant tο this Charter Party.~~
1101
1102	~~(b)~~ 	~~No variations shall be made to the Building Contract without the Charterer prior written consent. The~~
1103		~~Charterers shall be entitled to request change orders in accordance with the Building Cοntract. Any additional~~
1104		~~costs or consequences due to Charterers change orders shall be borne by the Charterers.~~
1105
1106	~~(c)~~ 	~~The Owners and the Charterers will liaise and cooperate in all matters regarding the construction of the Vessel~~
1107		~~and the Building Contract. The Charterers shall have the right to send their representative to the Builders’~~
1108		~~yard tο inspect the Vessel during its construction.~~
1109
1110	~~(d)~~ 	~~The Owners shall assign their guarantee rights under the Building Contract to the Charterers, if permitted. If~~
1111		~~not permitted, the Owners shall exercise their guarantee rights against the Builders for the benefit of the~~
1112		~~Charterers. The Charterers shall be obliged to accept such sums as the Owners are reasonably able to~~
1113		~~recover under the guarantee provisions of the Building Contract.~~
1114
1115	~~2.~~ 	~~Delivery and Cancellation~~
1116
1117	~~(a)~~ 	~~(i) Subject to the provisions of Clause 3 (Liquidated Damages) hereunder, the Charterers shall be obliged to~~
1118		~~accept the Vessel from the Owners, cοnstructed and delivered in accordance with the Building Contract and~~
1119		~~including buyers’ supplies, on the date of delivery by the Builders. The Charterers undertake that having~~
1120		~~accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s~~
1121		~~performance or specification or defects, if any.~~
1122
1123		~~(ii) The date of delivery for purpose of this Charter shall be the date (the “Delivery Date”) when the Vessel is~~
1124		~~in fact delivered by the Builders to the owners in accordance with the Building Contrast whether that is before~~
1125		~~or after the scheduled delivery date under the Building Contract. The Owners shall be under no responsibility~~
1126		~~for any delay whatsoever in delivery of the Vessel to the Charterers under this Charter Party, except to the~~
1127		~~extent caused solely by the Οwners’ acts or omissions resulting in a default by the owners under the Building~~
1128		~~Contract. The Owners shall be responsible to the Charterers for any direct losses incurred by the Charterers,~~
1129		~~if the Vessel is not delivered to the Owners due solely to the Owners’ acts or omissions resulting in a default~~
1130		~~by the Owners under the Building Contract.~~
1131
1132	~~(iii)~~ 	~~The Owners and the Charterers shall on the Delivery Date sign a Protocol of Delivery and Acceptance~~
1133		~~evidencing delivery of the Vessel hereunder.~~
1134
1135	~~(b)~~ 	~~(i) The Owners’ obligation to charter the Vessel to the Charterers hereunder is conditional upon delivery of~~
1136		~~the Vessel to the Owners by the Builders in accordance with the Building Contract.~~
1137
1138		~~(ii) If for any reason other than a default by the Owners under the Building Contract, the Builders become~~
1139		~~entitled under that Contract not to deliver the Vessel and exercise that right, the Owners shall be entitled to~~
1140		~~cancel this Charter Party by written notice to the Charterers.~~
1141
1142		~~(iii) If for any reason the Owners become entitled to cancel the Building Contract and exercise that right, the~~
1143		~~Owners shall be entitled to cancel this Charter Party by written notice to the Charterers. If, however, the~~
1144		~~Owners do not exercise their right to cancel the Building Contract, the Charterers shall be entitled to cancel~~
1145		~~this Charter Party by written notice to the Owners.~~
1146
1147	~~3.~~ 	~~Liquidated Damages~~
1148
1149	~~(a)~~ 	~~Any liquidated damages for physical defects or deficiencies and any costs incurred in pursuing a claim therefor~~

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PART III
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(OPTINAL, only applicable if 27 has been completed)
1150		~~shall be credited to the party stated in Box 27(iv) or if net filled in shall be shared equally between the parties.~~
1151
1152	(b)	~~Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing~~
1153		~~a claim therefor shall be credited to the party stated in Box 27(v) or if not filled in shall be shared equally~~
1154		~~between the parties.~~

Copyright © 2017 Norwegian Shipbrokers’ Association. All rights reserved.

PART IV
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PURCHASE OPTION
(OPTINAL, only applicable if Box 28 has been completed)
1155	See	Clause 45
1156	~~1.~~ 	~~The Charterers shall have an option to purchase the Vessel (the “Purchase Option”) exercisable on each of~~
1157		~~the dates stated below as follows:~~
1158
~~Date (state number οf months after delivery of the Vessel)~~	~~Purchase Price (the “Purchase Option Price”)~~

~~(months)~~	~~(amount and currency)~~

1159
1160	~~2.~~ 	~~To exercise their Purchase Option, the Charterers shall notify the Owners in writing not later than six (6)~~
1161		~~months prior to the relevant date stated in the table above. Such notification shall not be withdrawn or~~
1162		~~cancelled.~~
1163
1164	~~3.~~ 	~~If the Charterers exercise their Purchase Option, the ownership of theVessel shalt be transferred to them on~~
1165		~~the relevant date. If such date is not Banking Day, the ownership of the Vessel shall be transferred on the~~
1166		~~next Banking Day, οn a strictly “as is/where is” basis, at the Charterers’ sole cost and expense.~~
1167
1168	~~4.~~ 	~~The Owners shall obtain and provide the Charterers with such documents and take such actions as the~~
1169		~~Charterers may reasonably request to facilitate the sale and the registration of the Vessel under the flag~~
1170		~~designated by the charterers.~~
1171
1172	~~5.~~ 	~~The Owners warrant that the Vessel at the time of transfer of ownership shall be free of any of Owners’~~
1173		~~encumbrance or mortgage and that they have not committed any act or omission which would Impair title to~~
1174		~~the Vessel.~~
1175
1176	~~6.~~ 	~~The Owners make no representation or warranty as to the seaworthiness, value, condition, design,~~
1177		~~merchantability or operation of the Vessel, or as to the quality οf the material, equipment or workmanship in~~
1178		~~the Vessels, or as to the fitness of the Vessel for any particular trade.~~
1179
1180	~~7.~~ 	~~In exchange fοr the transfer οf ownership οf the Vessel, the Charterers shall pay the Purchase Option Price~~
1181		~~to the bank account nominated by the Owners together with any unpaid charter hire and other amounts due~~
1182		~~and payable under this Charter Party.~~
1183
1184	~~8.~~ 	~~Upon payment and transfer of ownership in accordance with Clause 7 above, this Charter Party and all rights~~
1185		~~and obligations of the parties shall terminate without prejudice to all rights accrued due between the parties~~
1186		~~prior to the date of termination and any claim that either party might have.~~

Copyright © 2017 Norwegian Shipbrokers’ Association. All rights reserved.

PART V
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY
(OPTIONAL, only to apply if expressly agreed and stated in Box 29)
1187	~~1.~~ 	~~Definitions~~
1188
1189		~~“Barebοat Charter Registry” shall mean the registry stated in Βox 29(ii) whose flag the Vessel will fly and in~~
1190		~~which the Charterers are registered as the bareboat charterers during the period of this Charter Party.~~
1191
1192		~~“Underlying Registry” shall mean the registry stated in Box 29(i) in which the Owners of the Vessel are~~
1193		~~registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the~~
1194		~~Βarebοat Charter registration.~~
1195
1196	~~2.~~ 	~~The Owners have agreed to and the Charterers shall arrange for the Vessel to be registered under the~~
1197		~~Bareboat Charter Registry. The Charterers shall be responsible for all costs thereof.~~
1198
1199	~~3.~~ 	~~Upon termination of this Charter Party for any reason whatsoever the Charterers shall immediately arrange~~
1200		~~for the deletion of the Vessel from the Bareboat Registry.~~
1201
1202	~~4.~~ 	~~In the event of the Vessel being deleted from the Βarebοat Charter Registry due to any defauIt by the Owners,~~
1203		~~the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim~~
1204		~~they may have against the Owners under this Charter Party.~~

Copyright © 2017 Norwegian Shipbrokers’ Association. All rights reserved.

Exhibit 4.25B

Rider Clauses 39 to 55

to be deemed incorporated to the

Bareboat Charter Party

Dated 16 July 2024

(the “Charter”)

Between

Nakaza Shipping Company Inc. as Charterers

 Kenzan Kaiun Co., Limited and Azalea Line, S.A. as Owners

in respect of the vessel

MT “HULL H1515” tbn “P. MASSPORT”

39.	Delivery

(a)   This Charter Party constitutes the lease financing of the Vessel which is currently under construction under the Building Contract for the account of the Charterers, and to be sold to the Owners as finance lessor under the MOA.

The Owners’ obligations to charter the Vessel to the Charterers here under are conditional upon (i) delivery of the Vessel to the Charterers by the Construction Seller under the Building Contract and (ii) delivery of the Vessel by the Charterers to the Owners under the MOA.

If the Building Contract is cancelled, rescinded or otherwise terminated for any reason whatsoever or the Vessel is not delivered by the Construction Seller to the Charterers under the Building Contract or is rejected by the Charterers under the Building Contract for any reason whatsoever, then the Charterers shall give written notice thereof to the Owners and upon Owners’ receipt of such notice, the MOA and this Charter Party shall, save as hereafter provided, cease to have effect without any liability on the parties hereto and the parties shall be released from all obligations, liabilities and responsibilities hereunder, save that initial registration of title to the Vessel and legal documentation cost for documenting the lease and security to be Charterer’s account such cost not to exceed USD15,000.

The Charterers shall take delivery of the Vessel under this Charter Party immediately after delivery by the Charterers as sellers to the Owners as buyers under the MOA, and the Owners shall deliver the Vessel to the Charterers under this Charter Party immediately after the Owners take delivery of the Vessel under the MOA.

In the event that the Vessel is not delivered under the MOA or the MOA is cancelled, terminated or rescinded for any reason, this Charter shall automatically terminate without any liability between the parties hereunder and initial registration of title to the Vessel and legal documentation cost for documenting the lease and security to be Charterer’s account such cost not to exceed USD15,000.

(b)  It is acknowledged that the Charterers shall, by way of purchase from the Owners or otherwise, at the time of delivery of the Vessel under this Clause 39, own any bunkers, unused lubricating and hydraulic oils and greases in storage tanks an unopened drums and unused stores and provisions (hereinafter referred to as the “Bunkers”) remaining on board the Vessel on the Delivery Date and as a result the Owners and the Charterers will not settle the Bunkers at the time of delivery of the Vessel under this Charter Party.

(c) (USD44,250,000*(1 month CME TERM SOFR at the time of remittance + 2.0%)/360) (the “Remittance Interest Cost”) from the day of remittance of the fund till the closing date to be covered by Charterers provided that no Remittance Interest Cost shall be payable if the delay is due to Owners’ default, negligence or wilful misconduct.

The extra interest cost, if any, shall be paid together with the second hire payment due under the terms of this Charter Party.

(d) The Charterers undertake to assign all their rights, benefits and remedies under article IX (Warranty of Quality) of the Building Contract and any guarantee granted to the Charterers by any supplier or vendor of any equipment (together, a “Builder’s Warranty”) and (ii) on the Delivery Date, provided that the Assignments of Guarantees can be agreed upon, notify the Construction Seller and, as soon as practicably possible thereafter, any such supplier or vendor of such assignments (the “Assignments of Guarantees”).

In respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Construction Seller or within such other period as may be stipulated in a guarantee of any supplier, the Owners shall, as assignees of the rights of the Charterers pursuant to the Assignments of Guarantees, issue a power of attorney in favour of the Charterers to authorize the Charterers, up to but not after the occurrence of a Charterers’ Event of Default, to compel the Construction Seller or any supplier or vendor to repair, replace or remedy any defects or to recover from the Construction Seller or any supplier any expenditure incurred in carrying out such repairs, replacements or remedies.

Notwithstanding the Assignment of Guarantees, the Owners shall have no obligation to enforce or follow up on any guarantee or warranty thereby assigned, and it shall be the Charterers’ sole responsibility to enforce such guarantees, liaise and make arrangements with the Construction Seller and relevant supplier and/or vendor as they see fit, all at their own expense.

Any liquidated damages for physical defects or deficiencies shall be deemed to be earnings for the purposes of this Charter and shall be used for the repair of any defects or deficiencies or for the compensation of the Charterers in respect of all documented expenses and costs incurred by the Charterers in respect thereof.

The costs of pursuing a claim or claims against the Construction Seller or any supplier under this Clause (including any liability to the Construction Seller) shall be borne by the Charterers and the Charterers shall fully indemnify the Owners for any liability for which the Owners may be liable pursuant to such claim or claims.

Any sum recovered pursuant to a Builder’s Warranty of over $500,000 shall be paid to the Owners but so that:

(i)          the sum received by the Owners shall be paid over to the Charterers upon the Charterers providing evidence satisfactory to the Owners that the repairs in respect of which such payment have been completed and that all repair accounts and other liabilities connected therewith have been paid by the Charterers; and

(ii)          with the prior written consent of the Owners, be paid on account of the repairs which are being carried out; and any other such sum recovered pursuant to a Builder’s Warranty shall be paid to the Charterers which shall apply it in completing all repairs in respect of which such money was received.

40.	Conditions for delivery

a)	Prior to delivery of the Vessel under this Charter Party, each of the Parties shall exchange the following documents:

(I)	a copy of this Charter Party executed by each Party;

(ii)	a copy of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of the Owners and the Charterers;

(iii)
a copy of certificate of good standing or equivalent, stating all directors of the Owners and the Charterers dated not earlier than thirty (30) Banking Days prior to the date of delivery of the Vessel to the Owners, with the original to follow as soon as possible after delivery of the Vessel, to the Owners;

(iv)
A PDF copy of one (1) Resolutions of the Board of Directors of the Charterers, authorising, approving and ratifying the BBCP and the MOA and any further addenda thereto, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney referred to below, the Bill of Sale and all other documents required for the sale and delivery of the Vessel to the Owners, duly executed on behalf of the Charterers;

(v)
A PDF copy of one (1) Resolutions of the Board of Directors of the Charterers’ Guarantor, authorising, approving and ratifying (i) the MOA any further addenda thereto, (ii) the BBCP and any further addenda thereto, (iii) the Performance Guarantee, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney duly executed on behalf of the Charterers’ Guarantor;

(vi)
A PDF copy of one (1) Resolutions of the Board of Directors of the Owners, authorising, approving and ratifying the BBCP and the MOA and any further addenda thereto, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney referred to below, the Bill of Sale and all other documents required for the sale and delivery of the Vessel to the Owners, duly executed on behalf of the Owners;

(vii)
A PDF copy of one (1) Resolutions of the Board of Directors of the Owners’ Guarantor, authorising, approving and ratifying (i) the MOA and any further addenda thereto, (ii) the BBCP and any further addenda thereto, (iii) the Performance Guarantee, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney duly executed on behalf of the Owners’ Guarantor:

(viii)
A PDF copy of one (1) Power of Attorney in favor of the persons who are to act on behalf of Charterers and Charterers’ Guarantors in connection with above (vi) and (vii), with the original to follow as soon as possible after delivery of the Vessel to the Owners:

(ix)
A PDF copy of one (1) Power of Attorney in favor of the persons who are to act on behalf of Owners and Owners• Guarantors in connection with above (iv) and (v), with the original to follow as soon as possible after delivery of the Vessel to the Owners;

(x)	the Guarantees and QEL referred to in Clause 43, duly executed; and

(xi)	a copy of the protocol of delivery and acceptance in relation to the Vessel executed by the Owners and the Charterers:

(xii)	such other documents as each of the.Owner and Charterer may reasonably require,

41.	Vessel’s condition on delivery

The Vessel shall be delivered under this Charter Party in the same condition and with the same equipment, inventory and spare parts as she is delivered to the Owners under the MOA. The Charterers know the Vessel’s condition at the time of delivery, and expressly agree that the Vessel’s condition as delivered under the MOA is acceptable and in accordance with the provisions of this Charter Party. The Vessel shall be delivered to the Charterers under this Charter Party strictly “as is/where is”. The Owners neither make nor shall be deemed to have made or given any representation or warranty whether statutory or otherwise and whether express or implied as to the seaworthiness, value, condition, quality, merchantability, design, description, operation, suitability or fitness for use for any purpose of the Vessel (with everything belonging to her), or as to the absence of any latent or other defects, whether or not discoverable, or as to the absence of any obligations based on strict liability in tort, which are hereby excluded (hereinafter collectively, referred to as the “Vessel’s Conditions”).

The Charterers hereby acknowledge and agree that they have not relied upon any representation, condition or warranty, whether statutory or otherwise and whether express or implied as to any Vessel’s Conditions, in entering into this Charter Party, and accordingly the Charterers shall have no claim against the Owners under this Charter Party or otherwise whatsoever in relation to the Vessel’s Conditions.

42.	Survey and Inspection on re-delivery of the Vessel

(a)	Condition of Vessel

The Vessel with everything belonging to her shall be at the Charterers’ risk and expense until she is re- delivered to the Owners, but subject to the terms and conditions of this Charter Party she shall be re- delivered and taken over as she was at the lime of the survey(s) in accordance with this Clause 42, fair wear and tear excepted.

(b)	Survey:

Not earlier than 45 days or later than 30 days (or if not possible then as soon as the Vessel becomes available) before re-delivery of the Vessel, the Owners and the Charterers shall jointly agree upon the appointment of a surveyor for the purpose of determining the condition of the Vessel at the time of re-delivery hereunder.

The surveyor, whose decision shall be final and binding on both Parties, shall report in writing, specifying all items, if any, which have not been properly maintained in accordance with the terms and conditions of the Charter and the work required to repair such deficiencies.

The costs of such a surveyor shall be equally shared between the Parties. In the event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two surveyors so appointed shall conduct a joint survey of the Vessel. In such an event, each Party shall pay their own appointed surveyor’s costs.

The survey shall be carried out at the point of re-delivery and in Charterers time and shall not interfere with the operation of the Vessel. Any works required as a result of such survey shall be carried out by Charterers prior to their re-delivery of the Vessel. In the event that two surveyors so appointed disagree, the matter shall be referred to arbitration in accordance with Clause 33.

This clause shall not apply if Charterers exercise their purchase option as set out in Clause 45 or if Owners exercise their Put Option as set out in Clause 46.

(c)	Underwater Inspection:

In connection with the redelivery of the Vessel under the Charter, the Vessel shall not be dry-docked unless required by the Classification Society. In lieu of dry-docking, Owners shall have the right to appoint a diver acceptable to the Classification Society to undertake an underwater inspection at a convenient port with due consultation between Owners and Charterers. Such divers’ inspection shall be carried out at Owners’ expense (unless damage affecting the class is found, in which case the Charterers shall bear the cost) and without interference to the Vessel’s normal operation.

Should such underwater inspection reveal damages that affect the class of the Vessel whereby such damage repairs cannot be made to the Vessel without dry-docking and the Classification Society will not grant an extension, then Vessel is to be dry-docked as soon as possible by Charterers to repair such damages to the Classification Society’s satisfaction at Charterers’ time and expense.

If in the opinion of the Classification Society the damages do not necessitate immediate dry-docking, then the Classification Society shall issue a certificate showing the extent and place of damage and Charterers shall repair same to the satisfaction of the Classification Society at next dry-docking, provided that such dry-docking is within the Charter Period. If the next Classification Society dry-docking is after the re-delivery of the Vessel under this Charter Party, the Charterers shall in their option (i) repair such damages before redelivery of the Vessel hereunder or (ii) provide the Owners with an agreed lump sum, (the Charterers and the Owners shall each select a reputable shipyard in the redelivery range and obtain from such shipyard a quotation for the cost of repairs of the damage. The estimated cost of repairs shall be refined as the average of the two quotations obtained from the two shipyards), a first class bank guarantee or sum a cash deposit to be provided, in the Charterers’ option, covering the expected costs of such repairs.

This Clause 42 shall not apply if the Charterers exercise their Purchase Option as set out in Clause 45 or the Owners exercise their Put Option as set out in Clause 46.

43.	Owners’ Assignment, Performance Guarantee and Quiet Enjoyment Letter

The Owners may not assign, transfer or novate their rights and in the case of a novation, obligations under this Charter without the prior written consent of the Charterers. Subject to the Mortgagee providing a quiet enjoyment letter, the Owners may assign their rights under this Charter Party to the Mortgagee, including but not limited to assignments of earnings and assignment of this Charter.

The Charterers are entitled to require a quiet enjoyment letter (the “QEL”) from the Mortgagee or such other financiers of the Owners, substantially in the form attached hereto as Appendix D, which confirms that the Charterers shall have free use of the Vessel under this Charter Party (including the right to exercise the Purchase Option) while there has occurred no Charterers’ Event of Default which is continuing under this Charter Party. The Owners shall procure that the Mortgagee or (as the case may be) such other financiers will provide the quiet enjoyment letter to the Charterers as a condition precedent to the Owners’ entry into the Financial Instrument on or before the Delivery Date.

The performance of the Charterers hereunder shall be guaranteed by Performance Shipping Inc. whereas the performance of the Owners shall be guaranteed by Yano Kaiun Co., Ltd. (each, a “Guarantee”) The guarantees shall be In the format attached hereto as appendix B.

Upon delivery of the Vessel under this Charter Party, the Owners and the Charterers shall execute an assignment of insurances with the Owners’ financier in a form and substance acceptable to each party thereto (but each acting reasonably). under which (inter alia) the Owners and the Charterers assign and agree to assign any and all their respective interests on insurance proceeds in respect of the Vessel to the extent as required by this Charter Party.

44.	Transfer of the Vessel

(a)
Any change of ownership of the Vessel or of the legal and/or beneficial ownership of the Owners during the Charter Period shall require the Charterers’ prior written approval which Charterers shall be at full discretion whether to grant or decline.

(b)
Each of the Owners and Charterers shall during the Charter Period be entitled to assign their position under the Charter Party to another third party entity. Such right shall be subject to (i) the prior written consent of the other Party, such consent not be unreasonable withheld, and (ii) that the guarantees granted by Performance Shipping Inc. and Yano Kaiun Co.. Ltd. shall continue to remain in full force and effect irrespective of the said assignment(s) under the Charter. Each Party shall bear their own costs related to such assignment.

(c)
If, as a result of a change in law relating specifically to the circumstances of the Charterers and/or the Owners after the date of this Charter Party there would be material adverse economic consequences to the Charterers of them continuing to perform their obligations under this Charter Party the Charterers shall have the option, to novate this Charter Party to an affiliate provided always that, notwithstanding such novation, this Charter Party would continue on identical terms (save for logical, consequential or mutually agreed amendments) and Performance Shipping Inc. shall remain jointly and severally liable with such affiliate to the Owners for performance of all obligations by such affiliate pursuant lo this Charter Party after such novation.

The Charterers agree and undertake to enter into (and procure that such affiliate and Performance Shipping Inc. enter into) or deliver lo the Owners any such documents as the Owners (at their sole discretion) shall reasonably require in connection with such novation, including but not limited to such additional security documents and legal opinions as the Owners may reasonably require. Any reasonable and properly documented costs or expenses (including but not limited to legal costs) in relation to such novation and any conditions imposed by the Owners in giving their consent shall be borne by the Charterers.

(d)
In the event of the early termination of this Charter Party by the Owners due to a Charterers’ Event of Default which is continuing or due to any of the circumstances described in Clause 31(d) occurring to the Charterers, unless the Charterers have paid to the Owners the full amount of the then Outstanding Principal plus any other sums due from the Charterers to the Owners under this Charter Party, the Owners shall be entitled to sell the Vessel, whereupon they shall retain from the relevant proceeds an amount equal to the then Outstanding Principal plus any other sums then due from the Charterers to the Owners under this Charter Party and, thereafter, pay the excess to the Charterers.

45.	Charterers’ Purchase Option

The Charterers or its nominee shall have an option to purchase the Vessel from the Owners commencing from the date falling twenty-four months after the Delivery Date (the “Purchase Option Commencement Date”) for the duration of the Charter Period (the “Purchase Option”) at the following prices (the “Purchase Option Price”) or pro rata for the current year:

The Purchase Option Price to be paid to the Owners upon delivery of the Vessel:
The Purchase Option Price = A- [ (A-B) / 365 x C]

Where:

A: the amount indicted below of the end of the year immediately prior to the applicable delivery date;
B: the amount indicted below of the end of the year of such delivery date; and
C: the actual number of days from the beginning of the year to which the delivery date belongs:

(i)	at a price of the Outstanding Principal x 102.00% at the end of year 2 of the Charter Period;
(ii)	at a price of the Outstanding Principal x 101.65% at the end of year 3 of the Charter Period;
(iii)	at a price of the Outstanding Principal x 101.20% at the end of year 4 of the Charter Period;
(iv)	at a price of the Outstanding Principal x 100.75% at the end of year 5 of the Charter Period;
(v)	at a price of the Outstanding Principal plus USD40,000 at the end of year 6 of the Charter Period;
(vi)	at a price of the Outstanding Principal plus USD40,000 at the end of year 7 of the Charter Period;
(vii)	at a price of the Outstanding Principal plus USD40,000 at the end of year 8 of the Charter Period.

If a breach by the Owners in the performance of any of their obligations under this Charter Party occurs and is continuing, then the Charterers may exercise their Purchase Option earlier than the Purchase Option Commencement Date, provided that in the event the Charterers exercise their Purchase Option and the relevant breach is subsequently remedied, such remedy shall not affect the exercise of the Purchase Option. The Purchase Option Price shall in such event be set at as follows or pro-rata for the current year:

at a price of USD 44,250,000.00 at the end of year 0 of the Charter Period;
at a price of USD 41,647,059.00 at the end of year 1 of the Charter Period;

Registration cost, and bank related costs including lifting charge and escrow agent fees, if any, shall be for the Charterer’s account; however such cost not to exceed USD 10,000.

The Charterers must give a minimum of 75 (seventy-five) calendar days’ notice to the Owners of their intention to buy the Vessel. The Purchase Option Price to be paid to the Owners upon delivery of the Vessel is in accordance with clause 3 of the memorandum of agreement attached to this Charter Party as Appendix A. The Vessel shall be delivered as soon as possible after expiry of the 75 (seventy-five) days’ notice and Owners undertake to render all necessary assistance in order to achieve this. Once the Purchase Option has been exercised by Charterers, they may not withdraw same.

The Charterers or its nominee shall accept the Vessel on an “AS IS, WHERE IS” basis and the Owners shall take such steps to obtain and furnish such documents as may reasonably be required by the Charterers (or their nominee) in order to transfer the legal and beneficial title and interest in the Vessel to the Charterers (or their nominee) (including without limitation a bill of sale in respect of the Vessel executed and (if required) notarized) and take such other actions as the Charterers may reasonably request in order to facilitate the sale and re-registration of the Vessel under such flag as the Charterers may designate.

With respect to such sale, the Owners warrant that the Vessel at such sale shall be free of any encumbrances, mortgages, charters, maritime liens and any other debts whatsoever (in each case, created by the Owners) created or incurred by the Owners and that the Owners have not committed any act or omission which would impair title to the Vessel and Owners hereby agree to indemnify and hold harmless Charterers in respect of any and all damages, costs and expenses whatsoever resulting from any breach of such warranty.

Upon completion of such purchase of the Vessel as set out in this Clause 45 or in the subsequent Clause 46, this Charter Party and all further rights and obligations of the Parties hereunder (except for indemnities and other obligations that by their nature should survive the termination of this Charter Party) shall terminate.

46.	Owners’ Put Option

The Owners have the option to sell the Vessel back to the Charterers or its nominee at the end of the eight (8) year of this Charter Party. In case Charterers have not exercised their Purchase Option75 (seventy-five) calendar days before the end of the Charter Period at the latest, the Owners may exercise their Put Option, in which case the Charterer shall purchase the Vessel for the Outstanding Principal plus USD 40,000 (“Put Option Fee”). The Owners must give a minimum of 60 (sixty) days’ notice of their intention to sell the Vessel. The Put Option Price shall be paid to the Owners upon delivery of the Vessel, which shall take place on the last day of the Charter Period.

The Charterers or its nominee shall accept the Vessel on an “AS IS, WHERE IS” basis and the Owners shall, take such steps to obtain and furnish such documents as may reasonably be required by the Charterers (or their nominee) in order to transfer the legal and beneficial title and interest in the Vessel to the Charterers (or their nominee) (including without limitation a bill of sale in respect of the Vessel executed and (if required) notarized) and take such other actions as the Charterers may reasonably request in order lo facilitate the sale and re-registration of the Vessel under such flag as the Charterers may designate.

With respect to such sale, the Owners warrant that the Vessel at such sale shall be free of any encumbrances, mortgages, charters, maritime liens and any other debts whatsoever (in each case, created by the Owners) created or incurred by the Owners and that the Owners have not committed any act or omission which would impair title to the Vessel and Owners hereby agree to indemnify and hold harmless Charterers in respect of any and all damages, costs and expenses whatsoever resulting from any breach of such warranty.

Registration cost, and bank related costs including lifting charge and escrow agent fees, if any, shall be for the Charterer’s account; however such cost not to exceed USD 10,000.

47.	Insurance

(a)	The Charterers undertake with the Owners that throughout the Charter Period:

(i)
without prejudice to their obligations under Clause 17 hereof, they will keep the Vessel insured on such terms as widely accepted in the commercial shipping market and shall be reasonably acceptable to the Owners and the Mortgagee with such insurers (including P&I and war risks associations) as shall be reasonably acceptable to the Owners with deductibles reasonably acceptable to the Owners and that any P&I association which is a member of the International Group of P&I Clubs and H&M underwriters with security rating A. The Charterers shall advise the Owners of their current H&M underwriters for the Owners’ approval, such approval not to be unreasonably withheld or delayed (it being agreed and understood by the Charterers that there shall be no element of self-insurance or insurance through captive insurance companies without the prior written consent of the Owners);

(ii)
the policies in respect of the insurances against fire and usual marine risks and the policies or entries in respect of the insurances against war risks shall, in each case, be endorsed to the effect that payment of a claim for a Total Loss will be made to the Owners (or the Mortgagees as assignees thereof) (who shall upon the receipt thereof apply the same in the manner described in Clause 47(e) hereof);

(iii)	the Charterers shall procure that duplicates of all cover notes, policies and certificates of entry shall be furnished to the Owners for their custody, upon request;

(iv)	the Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall:

(A)	provide the Owners and (if applicable) the Mortgagee with a letter or letter of undertaking in standard market form, and
(B)	supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to lime reasonably require; and

(v)
the Charterers shall procure that the policies, entries or other instruments evidencing the insurances are endorsed to the effect that the insurers shall give to the Owners not less than fourteen (14) days prior written notification of any amendment, suspension, cancellation or termination of the insurances, unless subject to any automatic termination/cancellation of cover provisions in the relevant insurances, in which event, if such insurances are automatically terminated/cancelled, Owners shall be advised promptly and Charterers shall immediately procure re-instatement or replacement insurances of those terminated/cancelled insurances.

(b)
Notwithstanding anything to the contrary contained in Clauses 17 and 47 (b) hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis for not less than the total insured value (H&M value, Hull Interest and freight interest) specified in column (b) in the table set out below in respect of the one-yearly period during the Charter Period specified in column (a) (on the assumption that the first such period commenced on the Delivery Date) against such amount (hereinafter referred to as the “Minimum Insured Value”):

(a)	(b)
Year	Minimum Insured Value
1	48,675,000
2	45,811,765
3	42,948,529
4	40 085,294
5	37,222,059
6	34 358,824
7	31,495,588
8	28,632,353

(c)	If the Vessel becomes a Total Loss or becomes subject to Compulsory Acquisition, the chartering of the Vessel to the Charterers hereunder shall cease and the Charterers shall:-

(i)
immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter Party and have not been paid as at up to the date on which the Total Loss or Compulsory Acquisition occurred as described below (the “Date of Loss”) together with interest thereon as set out in Clause 15 (g) and shall cease to be under any liability to pay any hire, but not any other amounts, thereafter becoming due and payable under this Charter Party. All hire and any other amounts prepaid by the Charterers relating to the period after the Date of Loss, and any insurance proceeds received by the Owners and/or their mortgagee after payment by the Charterers as aforesaid, shall be forthwith refunded by the Owners and any hire paid in advance to be adjusted/reimbursed.

(ii)	For the purpose of ascertaining the Date of Loss:-

(A)
an actual total loss of the Vessel shall be deemed to have occurred at noon (London time) on the actual date the Vessel was lost but in the event of the date of the loss being unknown the actual total loss shall be deemed lo have occurred at noon (London time) on the date on which it is acknowledged by the insurers to have occurred;

(B)
a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred at noon (London time) on the date that notice claiming such a total loss of the Vessel is given to the insurers, or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or the date and time adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Charterers shall be entitled to give notice claiming a constructive total lose but prior to the giving of such notice there shall be consultation between the Charterers and the Owners and the Party proposing to give such notice shall be supplied with all such information as such Party may request; and

(C)	Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause 30(b) hereof.

(d)
(i) All moneys up to the Minimum Insured Value payable under the insurances effected by the Charterers pursuant to Clauses 17 and 47, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the mortgagees as assignees thereof) and applied by the Owners (or, as the case may be, the mortgagees) as follows:

FIRSTLY, in payment of all the Owners’ or the Charterers’ reasonable and properly incurred costs incidental lo the collection thereof,

SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the Purchase Option Price as per the table in Clause 45 immediately above, for the year in which the Date of Loss occurs and which shall be calculated pro rata per diem,

THIRDLY, towards any other applicable sums due from the Charterers to the Owners under this Charter Party, and

FORTHLY, in payment of any surplus to the Charterers by way of a rebate of hire and compensation for early termination.

If, in accordance with the terms of the relevant Loss Payable Clause, any part of the insurance proceeds or compensation payable under this sub-clause (d)(i) is received and applied by the mortgagees as assignees toward payment of the indebtedness due to such mortgagees by the Owners pursuant to the Financial Instrument, then the remainder of such insurance proceeds shall be distributed between the Owners and the Charterers in accordance with the order set out in this sub-clause (d)(i) above and, for the purposes of such distribution, the afore-mentioned part of the insurance proceeds received by the mortgagees shall reduce the afore-mentioned sums payable to the Owners accordingly. Under no circumstances will the sum of the insurance proceeds or compensation received under this sub-clause (d)(i) and applied by the mortgagees as assignees toward payment of the indebtedness due to such mortgagees by the Owners pursuant to the Financial Instrument, exceed the aggregate sum payable to the Owners in accordance with this sub-clause (d)(i) above.

(ii) Any moneys in excess of the Minimum Insured Value payable under the insurances effected by the Charterers pursuant to Clauses 17 and 47, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Charterers.

(e)
In respect of partial losses, any payment by underwriters not exceeding USD 500,000 shall be paid directly to the Charterers who shall apply the same for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges in respect of which payment is made. Any moneys in excess of USD 500,000 payable under such insurance (other than in respect of a Total Loss) shall be paid to the Charterers subject to the prior written consent of the Owners or the Owners’ mortgagee but such consent shall not be unreasonably withheld or delayed. In the absence of such prior written consent the money shall be paid to the Owners or the Owners’ mortgagee.

(f)
The provisions of Clauses 17 and 47 hereof shall not apply in any way to the proceeds of any additional insurance cover effected by the Owners and / or the Charterers for their own account and benefit.

(g)	The Charterers shall promptly notify the Owners of:

(i)	any accident to the Vessel involving repairs the cost of which exceeds USD500,000 or the equivalent in any other currencies; or

(ii)	any occurrence in consequence whereof the Vessel has become a Total Loss or Compulsory Acquisition.

48.	Inconsistency

In case of any inconsistency between (i) the standard terms of this Charter Party and (ii) the amendments and Rider 39 to 53 (inclusive), the latter shall prevail.

49.	Loan Outstanding for Interest Portion

In the charter hire structure set out in Box 17, the Variable Hire shall be calculated as follows:

(X) x (Y) x (Z) + (A)

Where:
X	=	Amount of the loan outstanding (as set out in the table below)
Y	=	(Margin) + (1-month CME TERM SOFR)
Z	=	Number of days during the hire period in question
A	=	360 days.

The 1-month CME TERM SOFR to be used is the one published by CME GROUP five (5) Banking Days prior to the hire payment due date. Should the 3-month CME TERM SOFR published by CME GROUP turn negative, then zero (0) to be applied in calculation of hire payment.

In case that CME TERM SOFR ceases to be available, the Owners shall reasonably designate the alternative interest rate after consultation with the Charterers but such rate shall not exceed the cost to the Mortgagee of funding the outstanding loan balance on the Vessel from any reasonable source and such rate so applied shall only apply for so long as CME TERM SOFR remains unavailable.

Loan Outstanding	(USD)			(USD)
1st Year	1st Month	44 250 000	2nd Year	13th Month	41 647 059
1st Year	2nd Month	44 033 088	2nd Year	14th Month	41 430 147
1st Year	3rd Month	43 816 176	2nd Year	15th Month	41 213 235
1st Year	4th Month	43 599 265	2nd Year	16th Month	40 996 324
1st Year	5th Month	43 382 353	2nd Year	17th Month	40 779 412
1st Year	6th Month	43 165 441	2nd Year	18th Month	40 562 500
1st Year	7th Month	42 948 529	2nd Year	19th Month	40 345 588
1st Year	8th Month	42 731 618	2nd Year	20th Month	40 128 676
1st Year	9th Month	42 514 706	2nd Year	21st Month	39 911 765
1st Year	10th Month	42 297 794	2nd Year	22nd Month	39 694 853
1st Year	11th Month	42 080 882	2nd Year	23rd Month	39 477 941
1st Year	12th Month	41 863 971	2nd Year	24th Month	39 261 029
3rd Year	25th Month	39 044 118	4th Year	37th Month	36 441 176
3rd Year	26th Month	38 827 206	4th Year	38th Month	36 224 265
3rd Year	27th Month	38 610 294	4th Year	39th Month	36 007 353
3rd Year	28th Month	38 393 382	4th Year	40th Month	35 790 441
3rd Year	29th Month	38 176 471	4th Year	41st Month	35 573 529
3rd Year	30th Month	37 959 559	4th Year	42nd Month	35 356 618
3rd Year	31st Month	37 742647	4th Year	43rd Month	35 139 706
3rd Year	32nd Month	37 525 735	4th Year	44th Month	34 922 794
3rd Year	33th Month	37 308 824	4th Year	45th Month	34 705 882
3rd Year	34th Month	37 091 912	4th Year	46th Month	34 488 971
3rd Year	35th Month	36 875 000	4th Year	47th Month	34 272 059
3rd Year	36th Month	36 658 088	4th Year	48th Month	34 055 147
5th Year	49th Month	33 838 235	6th Year	61st Month	31 235 294
5th Year	50th Month	33 621 324	6th Year	62nd Month	31 018 382
5th Year	51st Month	33 404 412	6th Year	63rd Month	30 801 471
5th Year	52nd Month	33 187 500	6th Year	64th Month	30 584 559
5th Year	53rd Month	32 970 588	6th Year	65th Month	30 367 647
5th Year	54th Month	32 753 676	6th Year	66th Month	30 150 735
5th Year	55th Month	32 536 765	6th Year	67th Month	29 933 824
5th Year	56th Month	32 319 853	6th Year	68th Month	29 716 912
5th Year	57th Month	32 102 941	6th Year	69th Month	29 500 000
5th Year	58th Month	31 886 029	6th Year	70th Month	29 283 088
5th Year	59th Month	31 669118	6th Year	71st Month	29 066 176
5th Year	60th Month	31 452 206	6th Year	72nd Month	28 849 265
7th Year	73rd Month	28 632 353	8th Year	85th Month	26 029 412
7th Year	74th Month	28 415 441	8th Year	86th Month	25 812 500
7th Year	75th Month	28 198 529	8th Year	87th Month	25 595 588
7th Year	76th Month	27 981 618	8th Year	88th Month	25 378 676
7th Year	77th Month	27 764 706	8th Year	89th Month	25 161 765
7th Year	78th Month	27 547 794	8th Year	90th Month	24 944 853
7th Year	79th Month	27 330 882	8th Year	91st Month	24 727 941
7th Year	80th Month	27 113 971	8th Year	92nd Month	24 511 029
7th Year	81st Month	26 897 059	8th Year	93rd Month	24 294 118
7th Year	82nd Month	26 680 147	8th Year	94th Month	24 077 206
7th Year	83rd Month	26 463 235	8th Year	95th Month	23 860 294
7th Year	84th Month	26 246 324	8th Year	96th Month	23 643 382

50.	Disclosure

The Charterers shall supply the Owners as soon as reasonably practicable, but in any event (i) within one hundred and eighty (180) days after the end of each of its financial years, the audited financial statements of Performance Shipping Inc. for that financial year.

51.	Money laundering, sanctions, anti-corruption:

Notwithstanding any other clause in this Charter, each Party warrants, represents and undertakes to the other Party on a continuing basis:

(Money laundering):
that it, and parties acting on its behalf in relation to this Charter, shall observe and abide with, including but not limited any law, official requirement or other regulatory measure or procedure implemented to combat money laundering as defined in any laws or regulations applicable to such Party, and

(Sanctions):
that it, nor any of their directors and, executive managers and ultimate owners. are or will become sanctioned by USA, the UK, Japan, the European union or the United Nations or any other nation or governmental body or organization relevant  to the trading of the Vessel under this Charter to the extent that non-compliance by it would result in an actual breach of any applicable sanctions, and that it, its directors and executive managers, has not been a party, directly, to any contract or conduct in contravention of any applicable sanctions legislation or directives of either the USA, the UK, Japan, the European union or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter to the extent that non-compliance by it would result in an actual breach of any applicable sanctions. Moreover, the Party is acting for itself only and is not acting on behalf of any other individual or corporation, and

(Anti-corruption):
that it, its directors, performance guarantors, executive managers and ultimate owners of the Charterers; shall comply with all applicable anti-corruption laws, regulations and contractual provisions, including without limitation the US Foreign Corrupt Practices Act and the UK Bribery Act, and

that it, its directors, performance guarantors, executive managers and ultimate owners of the Charterers; shall not, directly or through third parties, in relation to the Charter, give, promise or attempt to give, or approve or authorize the giving of, anything of value to any person, any public official or any entity for the purpose of:

-	securing any improper advantage for either Party;
-	inducing or influencing anyone improperly to take action or refrain from taking action in order for either Party to obtain or retain business, or to secure the direction of business to either Party;
-	inducing or influencing anyone to use his/her influence with any Government or public international organization for such purpose; and.

that:
-
to the best of its knowledge, none of its directors, executive managers or owners nor the directors, executive managers and owners of affiliated companies; have carried out any of the actions described above;

-
all remuneration received under this Charter is solely intended as compensation for the services expressly provided under this Charter, including the Parties’ related documented costs and expenses, and that it is not receiving remuneration for any other purpose; and,

-	neither the Party, nor any of its affiliated companies, directors, executive managers or owners shall use any part of said remuneration for any purpose prohibited under this Clause 51.

(Indemnification):
if such calling constitute a breach of sanctions, then Charterers to undertake to indemnify Owners against all direct and proven loss and costs sustained as a result of such violation. Charterers shall indemnify the Owners and hold the Owners harmless in respect of any direct and proven liability, loss, damage or expenses of whatsoever nature which the Owners may sustain resulting from the operation of the Vessel (including but not limited to hereunder those arising from Vessel entering/operating in war area or warlike area).

(Others):
that neither it, its directors, executive managers and owners, nor the directors, executive managers and owners of affiliated companies; have been suspended from doing business in any form subject to investigation or charged with or sentenced for relevant criminal behaviour, fraud, false statements, corruption or other related activities;

52.	Confidentiality

The discussions between the Parties shall be kept strictly confidential by both Parties and may only be disclosed to each Party’s advisors and financiers on a need to know basis, and as may be required to be disclosed under applicable law, regulatory rules and regulations. government authorities or relevant stock exchange rules.

53.	Obligations of the Owners

Kenzan Kaiun Co., Limited and Azalea Line, S.A. are jointly and severally liable for the due performance of all of the obligations of the Owners under this Agreement and each is jointly and severally liable for the obligations of the other.

54.	Counterparts

This Charter Party may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

55.	EU ETS

“Emission Allowances” means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognized by the Emission Scheme, or generally in connection with emissions, carbon reduction or other environmental or sustainability measures relating to the operation of the Vessel.

“Emission Scheme” means a greenhouse gas emissions trading scheme and any emissions, carbon reduction or other environmental or sustainability measures relating to the Vessel, which for the purposes of this Clause shall include (without limitation) the European Union Emissions Trading System and any other similar systems imposed by any similar or equivalent international, regional, national or local scheme implemented by the IMO or any other authority that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

(i)
The Charterer shall be the sole responsible party for compliance of all Emission Scheme obligations in relation to the Vessel, and whether or not such obligations are, pursuant to any domestic or international law or regulation, directed to the Owner as registered or beneficial owner of the Vessel.

(ii)
Notwithstanding sub-paragraph (i) above, the Charterer shall be permitted to sub-delegate such Emission Scheme responsibility on to any entity, including without limitation to the relevant holder of Document of Compliance under the ISM Code in respect of the Vessel. Such sub-delegation shall be documented and copy of such documentation shall be made available to the Owner.

(iii)
The Charterers shall co-operate with the Owner and assist the Owner to deliver all such forms as are required to be filed to any relevant authorities in relation to the delegation and assumption of any Emission Scheme responsibilities.

(iv)
Without limiting the foregoing, throughout the Charter Period the Charterer, or any mandated by the Charterer entity, shall provide and pay for the Emission Allowances corresponding to the Vessel’s emissions under the scope of the applicable Emission Scheme without any delay whatsoever.

(v)
Emission Allowances, taxes, charges, levies, fees, fines, costs or expenses incurred or imposed in connection with any Emissions Scheme, shall be for the Charterers’ account and are to be settled directly by them or their mandated entity.

(vi)
The Charterer shall ensure that the Charterer, or any mandated by the Charterer entity, shall comply, acknowledge in writing in any form that may be reasonably required, and provide all such information and documents to the Owner as necessary to enable the Owners and any Emission Scheme obliger to document and evidence to any authority their delegation/mandating of all Emission Scheme obligations in relation to the Vessel (and the assumption of same by the relevant mandated entity), as may be required from time to time during the Charter Period by the Owner, any manager or other mandated entity, and any relevant Emission Scheme authority, in conformity with the provisions of this Clause. In relation to the Emission Scheme being the European Union Emissions Trading System, the Owner and the Charterer, or any mandated by the Charterer entity, shall complete and sign a mandate form in form and substance as required (from time to time) by the EU Commission Implementing Regulation (EU) 2023/2599, the Directive 2003/87/EC, currently and indicatively in form as appended hereto (Appendix C) (the “Mandate Form”).

(vii)
The Owner undertake to relay to the Charterer, without delay, any information that might be received by the Owner for any reason whatsoever, including by error of any authority, and which might relate to compliance with any Emission Scheme.

IN WITNESS HEREOF the Owners and the Charterers have signed and executed TWO COPIES of this Agreement the day and year first written.

Kenzan Kaiun Co., Limited Signature (Owners)	Nakaza Shipping Company Inc. Signature (Charters)
/s/ Andreas Nikolaos Michalopoulos
/s/ Yutaka Yano	Name: Andreas Nikolaos Michalopoulos
Name: Yutaka Yano	Title: Director
Title: Director
Azalea Line, S.A.
Signature (Owners)

/s/ Yutaka Yano
Name: Yutaka Yano
Title: Director/President
Yano Kaiun Co., Ltd.	Performance Shipping Inc.
Signature (Guarantor)	Signature (Guarantor)

/s/ Yutaka Yano	/s/ Andreas Nikolaos Michalopoulos
Name: Yutaka Yano	Name: Andreas Nikolaos Michalopoulos
Title: Director/Representative Director	Title: Director/Chief Executive Officer

List of Appendices:
Appendix A:	Memorandum of Agreement for purchase option
Appendix B:	Form of performance guarantees
Appendix C:	Mandate Form of EU-ETS Obligation
Appendix D:	Form of Quiet Enjoyment Letter